Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors

State Bank Financial Corporation:

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial condition of State Bank Financial Corporation and Subsidiary (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2017 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Company’s internal control over financial reporting as of December 31, 2017, based on Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 23, 2018 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Dixon Hughes Goodman LLP

We have served as the Company’s auditor since 2009.

Atlanta, Georgia

February 23, 2018

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	December 31
	2017	2016
Assets
Cash and amounts due from depository institutions	$17,438	$13,219
Interest-bearing deposits in other financial institutions	211,142	132,851
Federal funds sold	2,297	3,523

Cash and cash equivalents	230,877	149,593

Investment securities available-for-sale	873,970	847,178
Investment securities held-to-maturity (fair value of $33,351 and $67,435 at 2017 and 2016, respectively)	32,852	67,063
Loans	3,532,193	2,814,572
Allowance for loan and lease losses	(28,750)	(26,598)

Loans, net	3,503,443	2,787,974

Loans held-for-sale (includes loans at fair value of $25,791 and $35,813 at 2017 and 2016, respectively)	36,211	52,169
Other real estate owned	895	10,897
Premises and equipment, net	51,794	52,056
Goodwill	84,564	77,084
Other intangibles, net	11,034	12,749
SBA servicing rights	4,069	3,477
Bank-owned life insurance	67,313	65,371
Other assets	61,560	99,248

Total assets	$4,958,582	$4,224,859

Liabilities and Shareholders’ Equity
Liabilities:
Noninterest-bearing deposits	$1,191,106	$984,419
Interest-bearing deposits	3,052,029	2,446,746

Total deposits	4,243,135	3,431,165

Federal funds purchased and securities sold under agreements to repurchase	25,209	27,673
FHLB Borrowings	—	47,014
Notes payable	398	398
Other liabilities	48,289	104,976

Total liabilities	4,317,031	3,611,226

Shareholders’ equity:
Preferred stock, $1 par value; 2,000,000 shares authorized, no shares issued and outstanding at 2017 and 2016, respectively	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 38,992,163 and 38,845,573 shares issued and outstanding at 2017 and 2016, respectively	390	388
Additional paid-in capital	413,583	409,736
Retained earnings	230,145	205,966
Accumulated other comprehensive loss, net of tax	(2,567)	(2,457)

Total shareholders’ equity	641,551	613,633

Total liabilities and shareholders’ equity	$4,958,582	$4,224,859

See accompanying notes to consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Years Ended December 31
	2017	2016	2015
Interest income:
Loans	$151,258	$103,024	$92,938
Loan accretion	34,096	43,310	49,830
Investment securities	22,258	18,629	15,214
Deposits with other financial institutions	766	294	609

Total interest income	208,378	165,257	158,591

Interest expense:
Deposits	15,059	9,331	7,673
FHLB borrowings	463	140	3
Notes payable	38	105	210
Federal funds purchased and repurchase agreements	32	43	36

Total interest expense	15,592	9,619	7,922

Net interest income	192,786	155,638	150,669
Provision for loan and lease losses	6,110	237	3,486

Net interest income after provision for loan and lease losses	186,676	155,401	147,183

Noninterest income:
Amortization of FDIC receivable for loss share agreements	—	—	(16,488)
Service charges on deposits	6,191	5,440	5,976
Mortgage banking income	11,341	12,319	11,250
SBA income	6,491	6,458	5,539
Payroll and insurance income	6,098	5,625	4,709
ATM income	3,382	3,008	2,981
Bank-owned life insurance income	1,942	1,930	1,926
(Loss) gain on sale of investment securities	(1,453)	489	354
Other	5,765	4,032	3,864

Total noninterest income	39,757	39,301	20,111

Noninterest expense:
Salaries and employee benefits	91,844	78,775	83,295
Occupancy and equipment	13,372	12,169	12,432
Data processing	10,204	8,514	9,190
Legal and professional fees	4,376	4,695	5,071
Merger-related expenses	5,330	3,961	1,730
Marketing	2,102	2,216	2,318
Federal deposit insurance premiums and other regulatory fees	1,700	1,744	2,100
Loan collection costs and OREO activity	(716)	(579)	(1,597)
Amortization of intangibles	2,815	2,102	1,804
Other	7,790	7,330	7,079

Total noninterest expense	138,817	120,927	123,422

Income before income taxes	87,616	73,775	43,872
Income tax expense	41,042	26,184	15,449

Net income	$46,574	$47,591	$28,423

Basic earnings per share	$1.20	$1.29	$.79

Diluted earnings per share	$1.19	$1.28	$.77

Cash dividends declared per common share	$.56	$.56	$.32

Weighted Average Shares Outstanding:
Basic	37,923,320	35,931,528	34,810,855
Diluted	37,994,657	36,033,643	36,042,719

See accompanying notes to consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

	Years Ended December 31
	2017	2016	2015
Net income	$46,574	$47,591	$28,423

Other comprehensive income (loss), net of tax:
Net change in unrealized losses	(2,816)	(1,910)	(9,249)
Amortization of net unrealized losses on securities transferred to held-to-maturity	196	(3)	—
Amounts reclassified for losses realized and included in earnings	3,071	682	192

Other comprehensive income (loss), before income taxes	451	(1,231)	(9,057)
Income tax expense (benefit)	108	(408)	(3,503)

Other comprehensive income (loss), net of income taxes	343	(823)	(5,554)

Comprehensive income	$46,917	$46,768	$22,869

See accompanying notes to consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Shareholders’ Equity

(Dollars in thousands, except per share amounts)

	Warrants	Common		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
		Shares	Stock
Balance, December 31, 2014	2,581,191	32,269,604	$323	$297,479	$162,373	$3,920	$464,095
Exercise of stock warrants	(2,408,446)	1,401,188	14	533	—	—	547
Share-based compensation	—	—	—	3,595	—	—	3,595
Restricted stock activity	—	552,086	6	50	(83)	—	(27)
Issuance of common stock	—	2,854,970	28	57,014	—	—	57,042
Other comprehensive loss	—	—	—	—	—	(5,554)	(5,554)
Common stock dividends, $.32 per share	—	—	—	—	(11,631)	—	(11,631)
Net income	—	—	—	—	28,423	—	28,423

Balance, December 31, 2015	172,745	37,077,848	$371	$358,671	$179,082	$(1,634)	$536,490

Exercise of stock warrants	(38,833)	30,180	—	200	—	—	200
Share-based compensation	—	—	—	3,889	—	—	3,889
Repurchase of common stock	—	(270,715)	(3)	(5,125)	—	—	(5,128)
Restricted stock activity	—	71,016	1	85	(26)	—	60
Issuance of common stock	—	1,937,244	19	52,016	—	—	52,035
Other comprehensive loss	—	—	—	—	—	(823)	(823)
Common stock dividends, $.56 per share	—	—	—	—	(20,681)	—	(20,681)
Net income	—	—	—	—	47,591	—	47,591

Balance, December 31, 2016	133,912	38,845,573	$388	$409,736	$205,966	$(2,457)	$613,633

Exercise of stock warrants	(51,008)	35,211	1	—	—	—	1
Share-based compensation	—	—	—	3,791	—	—	3,791
Restricted stock activity	—	90,175	1	(694)	(481)	—	(1,174)
Stock option activity	—	8,718	—	415	(553)	—	(138)
Issuance of common stock	—	12,486	—	335	—	—	335
Adoption of ASU 2018-02					453	(453)	—
Other comprehensive income	—	—	—	—	—	343	343
Common stock dividends, $.56 per share	—	—	—	—	(21,814)	—	(21,814)
Net income	—	—	—	—	46,574	—	46,574

Balance, December 31, 2017	82,904	38,992,163	$390	$413,583	$230,145	$(2,567)	$641,551

See accompanying notes to consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Years Ended December 31
	2017	2016	2015
Cash Flows from Operating Activities
Net income	$46,574	$47,591	$28,423
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion	11,649	11,330	11,393
Provision for loan and lease losses	6,110	237	3,486
Accretion on acquisitions, net	(34,096)	(43,310)	(47,890)
Gains on sales of other real estate owned	(1,763)	(1,672)	(4,532)
Writedowns of other real estate owned	226	587	969
Net decrease in FDIC receivable for covered losses	—	—	6,250
Funds paid to FDIC	—	—	(1,784)
Loss share termination	—	—	16,959
Deferred income tax expense (benefit)	10,632	13,045	(24,828)
Proceeds from sales of mortgage loans held-for-sale	494,920	534,597	512,466
Proceeds from sales of SBA loans held-for-sale	55,541	59,081	46,512
Originations of mortgage loans held-for-sale	(472,912)	(509,355)	(508,117)
Originations of SBA loans held-for-sale	(44,353)	(63,882)	(48,254)
Mortgage banking activities	(11,341)	(12,319)	(11,250)
Gains on sales of SBA loans	(5,252)	(5,425)	(4,387)
Losses (gains) on sales of available-for-sale securities	1,453	(489)	(354)
Share-based compensation expense	3,791	3,889	3,595
Changes in fair value of SBA servicing rights	621	472	(40)
Changes in other assets and other liabilities, net	8,027	(14,657)	(7,402)

Net cash provided by (used in) operating activities	69,827	19,720	(28,785)

Cash flows from Investing Activities
Purchase of investment securities available-for-sale	(382,683)	(298,814)	(648,133)
Proceeds from sales and calls of investment securities available-for-sale	233,946	113,589	364,023
Proceeds from maturities and paydowns of investment securities available-for-sale	191,602	183,123	155,493
Proceeds from maturities and paydowns of investment securities held-to-maturity	39,373	—	—
Purchase of investment securities held-to-maturity	(5,000)	(10,500)	—
Loan originations, repayments and resolutions, net	29,573	(191,683)	(195,373)
Purchases of loans	—	(1,300)	—
Net purchases of premises and equipment	(2,260)	(1,747)	(720)
Proceeds from sales of other real estate owned	12,349	4,987	17,608
Net cash (paid) received in excess of assets and liabilities acquired in purchase business combinations	(137,714)	3,661	(14,958)

Net cash used in investing activities	(20,814)	(198,684)	(322,060)

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows (Continued)

(Dollars in thousands)

	Years Ended December 31
	2017	2016	2015
Cash Flows from Financing Activities
Net increase in noninterest-bearing customer deposits	104,034	83,422	168,033
Net increase (decrease) in interest-bearing customer deposits	2,335	103,519	(115,408)
Proceeds from FHLB advances	980,000	655,000	60,000
Repayments of FHLB advances	(1,027,014)	(655,000)	(60,000)
Net (decrease) increase in federal funds purchased and securities sold under repurchase agreements	(2,464)	(6,457)	4,591
Payment of contingent consideration	(1,495)	(150)	—
Net decrease in notes payable	—	(1,414)	(959)
Repurchase of common stock	—	(5,128)	—
Issuance of common stock	1	200	547
Stock option activity	(138)	—	—
Restricted stock activity	(1,174)	(116)	(124)
Dividends paid to shareholders	(21,814)	(20,681)	(11,631)

Net cash provided by financing activities	32,271	153,195	45,049

Net increase (decrease) in cash and cash equivalents	81,284	(25,769)	(305,796)
Cash and cash equivalents, beginning	149,593	175,362	481,158

Cash and cash equivalents, ending	$230,877	$149,593	$175,362

Cash Paid During the Period for:
Interest expense	$14,154	$7,576	$7,158
Income taxes	18,960	21,815	36,170
Supplemental Disclosure of Noncash Investing and Financing Activities:
Goodwill and fair value acquisition adjustments	$7,480	$40,727	$25,751
Unrealized losses (gains) on securities and cash flow hedges, net of tax	343	(823)	(5,554)
Transfer of investment securities available-for-sale to held-to-maturity	—	56,595	—
Transfers of loans to other real estate owned	1,500	3,260	9,825
Transfers of banking premises (from) to other real estate owned	(690)	—	560
Acquisitions:
Assets acquired	$909,117	$484,158	$529,172
Liabilities assumed	713,663	434,398	462,050
Net assets	195,454	49,760	67,122

See accompanying notes to consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of State Bank Financial Corporation and Subsidiary (the “Company”) include the financial statements of State Bank Financial Corporation and its wholly-owned subsidiary, State Bank and Trust Company (the “Bank” or “State Bank”). All intercompany transactions and balances have been eliminated in consolidation. Certain reclassifications of prior year amounts have been made to conform with the current year presentations. These reclassifications had no impact on prior years’ net income, as previously reported.

State Bank and Trust Company was organized as a Georgia-state chartered bank, which opened October 4, 2005. The Bank is primarily regulated by the FDIC and undergoes periodic examinations by this regulatory authority. On July 24, 2009, State Bank and Trust Company closed on investment agreements under which new investors infused $292.1 million, gross (before expenses), of additional capital into the Bank, which resulted in a successor entity. This significant recapitalization resulted in a change of control and a new basis of accounting was applied. At the annual shareholders’ meeting held March 11, 2010, approval was granted through proxy vote for the formation of a bank holding company. The required regulatory approval was obtained in July 2010 and the holding company reorganization was completed July 23, 2010.

Between July 24, 2009 and December 31, 2017, the Company successfully completed 17 bank acquisitions totaling $6.0 billion in assets and $5.2 billion in deposits. The acquisitions include the Company’s acquisitions of NBG Bancorp, Inc. and S Bankshares, Inc., the holding companies for The National Bank of Georgia and S Bank, respectively, both of which closed on December 31, 2016. The acquisitions also include the Bank’s acquisition of AloStar Bank of Commerce, which closed on September 30, 2017.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and to prevailing practices within the financial institutions industry. The following is a summary of the significant accounting policies that the Company follows in presenting its consolidated financial statements.

Nature of Business

State Bank Financial Corporation is a bank holding company whose primary business is conducted through 32 full-service branch offices of State Bank and Trust Company, its wholly-owned banking subsidiary. Through the Bank, the Company operates a full service banking business and offers a broad range of commercial and retail banking products to its customers throughout seven of Georgia’s eight largest MSAs. The Company is subject to regulations of certain federal and state agencies and is periodically examined by those regulatory agencies.

Basis of Presentation

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenue and expenses for the period. Actual results could differ significantly from those estimates.

Significant estimates include the allowance for loan and lease losses, the valuation of other real estate owned, the amount and timing of expected cash flows from purchased credit impaired loans, the fair value of investment securities and other financial instruments, and the valuation of goodwill.

A substantial portion of the Company’s loans are secured by real estate located in its market area. Accordingly, the ultimate collectability of a substantial portion of the Company’s loan portfolio is susceptible to changes in the real estate market conditions.

As defined by authoritative guidance, segment disclosures require reporting information about a company’s operating segments using a “management approach.” Reportable segments are identified as those revenue-producing components for which separate financial information is produced internally and which are subject to evaluation by the chief operating decision maker in deciding how to allocate resources to segments. The Company operates as one reportable segment.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents, as presented in the consolidated financial statements, includes cash on hand, cash items in process of collection, federal funds sold, and interest-bearing deposits with other financial institutions with maturities less than 90 days.

Investments

Management determines the appropriate classifications of investment securities at the time of purchase and reevaluates such designation as needed. At December 31, 2017 and 2016, the Company classified all of its investment securities as either available-for-sale or held-to-maturity. Investment securities available-for-sale are reported at fair value, as determined by independent quotations. Investment securities held-to-maturity represent those securities management has the positive intent and ability to hold to maturity and are reported at amortized cost. Purchase premiums and discounts on investment securities are amortized and accreted to interest income using the effective interest rate method over the remaining lives of the securities, taking into consideration assumed prepayment patterns. Realized gains and losses are derived using the specific identification method for determining the cost of securities sold and are recognized on the trade date.

The Company reclassified certain of its investment securities available-for-sale to held-to-maturity during the year ended December 31, 2016. The difference between book value and fair value at the date of transfer will continue to be reported in a separate component of accumulated other comprehensive income (loss), and will be amortized into income over the remaining life of the securities as an adjustment of yield. The difference between fair value at the date of transfer and par value is being amortized back to par value over the remaining life of the security as an adjustment to yield.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. In connection with the assessment for other-than-temporary impairment of investment securities, management obtains fair value estimates by independent quotations, assesses current credit ratings and related trends, reviews relevant delinquency and default information, assesses expected cash flows and coverage ratios, assesses the relative strength of credit support from less senior tranches of the securities, reviews average credit score data of underlying mortgages, and assesses other current data. The severity and duration of impairment and the likelihood of potential recovery of impairment is considered along with the intent and ability to hold any impaired security to maturity or recovery of carrying value.

Unrealized losses, other than those determined to be other-than-temporary, and unrealized gains on available-for-sale are excluded from net income and are reported, net of tax, in other comprehensive income and in accumulated other comprehensive income (loss), a separate component of shareholders’ equity. A decline in the market value of any security below cost that is deemed other-than-temporary results in a charge to earnings and the establishment of a new cost basis for that security. At December 31, 2017 and 2016, the Company did not have any securities with other than temporary impairment.

Investment in stock of the Federal Home Loan Bank (“FHLB”) is required of every federally insured financial institution which utilizes the FHLB’s services. The investment in FHLB stock is included in “other assets” at its original cost basis, as cost approximates fair value since there is no readily determinable market value for such investments given the redemptive provision of the FHLB. The Company acquired Federal Reserve Bank (“FRB”) stock in its acquisition of NBG Bancorp, Inc. The investment in FRB stock is included in “other assets” at its original cost basis, as cost approximates fair value since there is no readily determinable market value for such investments.

Organic Loans

Organic loans, defined as loans not purchased in the acquisition of an institution or credit impaired portfolio, are loans management has the intent and ability to hold for the foreseeable future, until maturity, or until payoff. Organic loans are reported at their principal amounts outstanding, net of unearned income, deferred loan fees and origination costs, and unamortized premiums or discounts on purchased participation loans. Interest income is recognized using the simple interest method on the daily balance of the principal amount outstanding. Unearned income, primarily arising from deferred loan fees net of certain origination costs, is recognized as an adjustment of the related loan yield.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Past due status is based on the contractual terms of the loan agreement. Generally, the accrual of interest income is discontinued and loans are placed on nonaccrual status when reasonable doubt exists as to the full, timely collection of interest or principal or when they reach 90 days past due. Interest previously accrued but not collected is reversed against current period interest income when such loans are placed on nonaccrual status. Interest on nonaccrual loans when ultimately collected is recorded as a principal reduction. Nonaccrual loans are returned to accrual status when all principal and interest amounts contractually due are brought current. In addition, the future payments must be reasonably assured along with a period of at least six months of repayment performance by the borrower depending on the contractual payment terms. When it has been determined that a loan cannot be collected in whole or in part, then the uncollectible portion is charged-off.

The Company considers an organic loan impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Additionally, loans for which the terms have been modified and for which (i) the borrower is experiencing financial difficulties and (ii) a concession has been granted to the borrower by the Company are considered troubled debt restructurings (“TDRs”) and are included in impaired loans. The Company’s policy requires that impaired loans be individually evaluated for impairment if either 1) contractual balances are $500,000 and greater or 2) less than $500,000 and 180 day past due or greater. Loans are reviewed for impairment based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, or the loan’s observable market price, or the fair value of the collateral less disposal costs, as applicable, if the loan is collateral dependent. The Company’s policy requires that large pools of smaller balance homogeneous loans, such as consumer, residential and installment loans, be collectively evaluated for impairment by the Company. Impairment losses are included in the allowance for loan and lease losses through a provision charge to earnings. All loans considered impaired are placed on nonaccrual status in accordance with policy. The interest portion of cash receipts on impaired loans are recorded as income when received unless full recovery of principal is in doubt whereby cash received is recorded as a reduction to the Company’s recorded investment in the loan.

All organic impaired loans are reviewed at least quarterly. Reviews may be performed more frequently if material information is available before the next scheduled quarterly review. Existing valuations are reviewed to determine if additional discounts or new appraisals are required. The discounts may include the following: length of time to market and sell the property, as well as expected maintenance costs, insurance and taxes and real estate commissions on sale.

Purchased Loans

Purchased non-credit impaired loans (“PNCI loans”)

Loans acquired without evidence of deterioration in credit quality since origination, referred to as purchased non-credit impaired loans, are initially recorded at estimated fair value on the acquisition date. Premiums and discounts created when the loans are recorded at their estimated fair values at acquisition are amortized or accreted over the remaining term of the loan as an adjustment to the related loan’s yield.

The Company accounts for performing loans acquired in business combinations using the contractual cash flows method whereby premiums and discounts are recognized using the interest method. There is no allowance for loan and lease losses established at the acquisition date for purchased loans. Following the acquisition of these loans, the policies regarding nonaccrual and impaired loan status is consistent with that described above for organic loans. A provision for loan losses is recorded should there be deterioration in these loans subsequent to the acquisition.

Purchased credit impaired loans (“PCI loans”)

Purchased credit impaired loans, defined as acquired loans, which at acquisition, management determined it was probable that the Company would be unable to collect all contractual principal and interest payments due, are recorded at fair value at the date of acquisition. The fair values of loans with evidence of credit deterioration are recorded net of a nonaccretable discount and, if appropriate, an accretable discount. The nonaccretable discount, which is excluded from the carrying amount of acquired loans, is the difference between the contractually required payments and the cash flows expected to be collected at acquisition. Any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable discount and is recognized in interest income over the remaining life of the loan when there is reasonable expectation about the amount and timing of such cash flows. The difference between actual prepayments and expected prepayments does not affect the nonaccretable discount. Subsequent decreases to the expected cash flows will result in a provision for loan losses. Subsequent increases in the amount of cash expected to be collected from the borrower results in the reversal of any previously-recorded provision for loan and lease losses and related allowance for loan and lease losses, and then as a prospective increase in the accretable discount on the purchased credit impaired loans.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All loans acquired in failed bank transactions are considered to have evidence of credit deterioration, as limited due diligence is afforded which does not allow a sufficient detailed review to classify the acquired loans into credit deterioration and performing categories.

At the time of acquisition, purchased credit impaired loans are either accounted for as specifically-reviewed or as part of a loan pool. Loan pools are created by grouping loans with similar risk characteristics, the intent being to create homogeneous pools. Loans are grouped into pools based on a combination of various factors including product type, cohort, risk classification and term. Loans remain in the assigned pool until the individual pools have resolved. Gains and losses on individual loans within pools are deferred and retained in the pools until the pool closes, which is either when all the loans are resolved or the pool’s aggregate recorded investment reaches zero.

Allowance for Loan and Lease Losses (“ALLL”)

The ALLL represents the amount considered adequate by management to absorb losses inherent in the loan portfolio at the balance sheet date. The ALLL is adjusted through provisions for loan losses charged or credited to operations. The provisions are generated through loss analyses performed on organic loans, estimated additional losses arising on PNCI loans subsequent to acquisition and impairment recognized as a result of decreased expected cash flows on PCI loans due to further credit deterioration since the previous quarterly cash flow re-estimation. The ALLL consists of both specific and general components. Individual loans are charged off against the ALLL when management determines them to be uncollectible. Subsequent recoveries, if any, of loans previously charged-off are credited to the ALLL.

All known and inherent losses that are both probable and reasonable to estimate are recorded. While management utilizes available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance. Such agencies may require adjustments to the ALLL based on their judgment about information available at the time of their examination.

The Company assesses the adequacy of the ALLL quarterly with respect to organic and purchased loans. The assessment begins with a standard evaluation and analysis of the loan portfolio. All loans are consistently graded and monitored for changes in credit risk and possible deterioration in the borrower’s ability to repay the contractual amounts due under the loan agreements.

Allowance for loan and lease losses for organic loans:

The ALLL for organic loans consists of two components:

(1) a specific amount against identified credit exposures where it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan agreements; and

(2) a general amount based upon historical losses that are then adjusted for qualitative factors representative of various economic indicators and risk characteristics of the loan portfolio.

Management establishes the specific amount by examining impaired loans. The majority of the Company’s impaired loans are collateral dependent; therefore, nearly all of the specific allowances are calculated based on the fair value of the collateral less disposal costs, if applicable.

Management establishes the general amount by reviewing the remaining loan portfolio (excluding those impaired loans discussed above) and incorporating allocations based on historical losses. The calculation of the general amount is subjected to qualitative factors that are somewhat subjective. The qualitative testing attempts to correlate the historical loss rates with current economic factors and current risks in the portfolio. The qualitative factors consist of but are not limited to:

(1) economic factors including changes in the local or national economy;

(2) the depth of experience in lending staff, credit administration and internal loan review;

(3) asset quality trends; and

(4) seasoning and growth rate of the portfolio segments.

After assessing the applicable factors, the remaining amount is evaluated based on management’s experience and the level of the organic ALLL is compared with historical trends and peer information as a reasonableness test.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Allowance for loan and lease losses for purchased loans:

Purchased loans are initially recorded at their acquisition date fair values. The carryover of allowance for loan and lease losses is prohibited as any credit losses in the loans are included in the determination of the fair value of the loans at the acquisition date. Fair values for purchased loans are based on a discounted cash flow methodology that involves assumptions and judgments as to credit risk, default rates, loss severity, collateral values, discount rates, payment speeds, prepayment risk and liquidity risk.

The Company maintains an ALLL on purchased loans based on credit deterioration subsequent to the acquisition date. For purchased credit impaired loans accounted for under ASC 310-30, management establishes an allowance for credit deterioration subsequent to the date of acquisition by quarterly re-estimating expected cash flows with any decline in expected cash flows recorded as impairment in the provision for loan losses. Impairment is measured as the excess of the recorded investment in a loan over the present value of expected future cash flows discounted at the pre-impairment accounting yield of the loan. For any increases in cash flows expected to be collected, the Company first reverses only previously recorded ALLL, then adjusts the amount of accretable yield recognized on a prospective basis over the loan’s remaining life.

For purchased loans that are not deemed impaired at acquisition, also referred to as purchased non-credit impaired loans, credit discounts representing the principal losses expected over the life of the loan are a component of the initial fair value and the discount is accreted to interest income over the life of the asset. Subsequent to the purchase date, the method used to evaluate the sufficiency of the credit discount is similar to originated loans, and if necessary, additional reserves are recognized in the allowance for loan and lease losses.

Loans Held-for-Sale

Loans held-for-sale include the majority of originated residential mortgage loans and certain Small Business Administration (“SBA”) loans, which the Company has the intent and ability to sell.

Mortgage Loans Held-for-Sale

The Company has elected to record mortgage loans held-for-sale at fair value under the fair value option. The fair value of committed residential mortgage loans held-for-sale is determined by outstanding commitments from investors and the fair value of uncommitted loans is based on current delivery prices in the secondary mortgage market. Net origination fees and costs are recognized in earnings at the time of origination for residential mortgage loans held-for-sale.

Gains and losses on mortgage loan sales are recognized based on the difference between the net sales proceeds, including the estimated value associated with servicing assets or liabilities, and the net carrying value of the loans sold. Adjustments to reflect unrealized gains and losses resulting from changes in fair value of residential mortgage loans held-for-sale, as well as realized gains and losses at the sale of the residential mortgage loans, are classified on the consolidated statements of income as noninterest income—mortgage banking income.

The loan sales agreements generally require that we repurchase or indemnify the investors for losses or costs on loans we sell under certain limited conditions. Some of these conditions include underwriting errors or omissions, fraud or material misstatements by the borrower in the loan application or invalid market value on the collateral property due to deficiencies in the appraisal. In addition to these conditions, our loan sale contracts define a condition in which the borrower defaults during a short period of time, typically 120 days to one year, as an Early Payment Default (“EPD”). In the event of an EPD, we are required to return the premium paid by the investor for the loan as well as certain administrative fees, and in certain situations repurchase the loan or indemnify the investor. Any losses related to loans previously sold are charged against our recourse liability for mortgage loans previously sold. The recourse liability is based on historical loss experience adjusted for current information and events when it is probable that a loss will be incurred.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SBA Loans Held-for-Sale

SBA loans held-for-sale are recorded at the lower of cost or market. Any loans subsequently transferred to the held for investment portfolio are transferred at the lower of cost or market at that time. For SBA loans, fair value is determined on an individual loan basis primarily based on loan performance and available market information. Origination fees and costs for SBA loans held-for-sale are capitalized as part of the basis of the loan and are included in the calculation of realized gains and losses upon sale. Gains and losses are classified on the consolidated statements of income as noninterest income—SBA income. All SBA loan sales are executed on a servicing retained basis—refer to SBA Servicing Rights below for more information.

Other Real Estate Owned (“OREO”)

Other real estate owned consists of real property (a) acquired through mergers and acquisitions, (b) acquired through foreclosure in satisfaction of loans receivable, and (c) banking premises formerly, but no longer, used for a specific business purpose. Other real estate is distinguished between organic, purchased non-credit impaired, or purchased credit impaired, consistent with the categories, respectively, at time of transfer.

Real property acquired through mergers and acquisitions are recorded at fair value on Day 1 of the acquisition. Real estate acquired through foreclosure of loans, consisting of properties obtained through foreclosure proceedings or acceptance of a deed in lieu of foreclosure, is reported on an individual asset basis at the lower of cost or fair value, less costs to sell with any excess in loan balance charged against the allowance for loan and lease losses. Banking premises no longer used for a specific business purposes is transferred into OREO at the lower of its carrying value or fair value, less estimated costs to sell with any excess in carrying value charged to noninterest expense.

For all fair value estimates of the real estate properties, fair value is determined on the basis of current appraisals, comparable sales, current market conditions, and other estimates of value obtained principally from independent sources. Management periodically reviews the carrying value of OREO for subsequent declines in fair value and adjusts the values as appropriate through noninterest expense. Gains or losses recognized on the disposition of the properties are recorded on the consolidated statements of income as “loan collection costs and OREO activity”. Costs of improvements to real estate are capitalized, while costs associated with holding the real estate are charged to income.

Prior to termination of the Company’s loss share agreements with the FDIC in May 2015, OREO formerly covered under the agreements were reported exclusive of expected reimbursement cash flows from the FDIC. Subsequent adjustments to the estimated recoverable value of the other real estate resulted in a reduction of other real estate and a charge to other expense. The FDIC receivable was increased for the estimated amount to be reimbursed, with a corresponding offsetting amount recorded to other expense. Costs associated with holding the formerly covered other real estate were charged to noninterest expense, net of any expected reimbursements from the FDIC relating to previously covered external expenses.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation, which is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets range from 10 to 39 years for buildings and improvements and 3 to 15 years for furniture, fixtures, and equipment. Costs of improvements are capitalized and depreciated, while operating expenses are charged to current earnings.

Goodwill and Other Intangibles, Net

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. Goodwill and other intangibles deemed to have an indefinite life are not amortized but instead are subject to review for impairment annually, or more frequently if deemed necessary. Also in connection with business combinations, the Company records core deposit intangibles, representing the value of the acquired core deposit base, and other identifiable intangible assets. Core deposit intangibles and other identifiable intangible assets are amortized on a straight-line basis over their estimated useful lives ranging up to 10 years.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SBA Servicing Rights

All sales of SBA loans, consisting of the guaranteed portion, are executed on a servicing retained basis. The standard sale structure under the SBA Secondary Participation Guaranty Agreement provides for the Company to retain a portion of the cash flow from the interest payment received on the loan. This cash flow is commonly known as a servicing spread. For any guaranteed loans sold at a premium, SBA regulations require the lender to keep a minimum 100 basis points in servicing spread which includes a minimum service fee of 40 basis points and a minimum premium protection fee of 60 basis points. The servicing spread is recognized as a servicing asset to the extent the spread exceeds adequate compensation for the servicing function. The fair value of the servicing asset is measured on a recurring basis at the present value of future cash flows using market-based discount assumptions. The future cash flows for each asset are based on their unique characteristics and market-based assumptions for prepayment speeds, default and voluntary prepayments. For non-guaranteed portions of servicing assets, future cash flows are estimated using loan specific assumptions for losses and recoveries. Adjustments to fair value are recorded as a component of “SBA income” on the consolidated statements of income.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned.

Derivative Instruments and Hedging Activities

Interest Rate Swaps and Caps

The Company enters into derivative financial instruments to manage interest rate risk, facilitate asset/liability management strategies and manage other exposures. These instruments may include interest rate swaps and interest rate caps and floors. All derivative financial instruments are recognized on the consolidated statements of financial condition as other assets or other liabilities, as applicable, at estimated fair value. The Company enters into master netting agreements with counterparties and/or requires collateral to cover exposures. In most cases, counterparties post at a zero threshold regardless of rating.

Interest rate swaps are agreements to exchange interest payments based upon notional amounts. Interest rate swaps subject the Company to market risk associated with changes in interest rates, as well as the credit risk that the counterparty will fail to perform. Option contracts involve rights to buy or sell financial instruments on a specified date or over a period at a specified price. These rights do not have to be exercised. Some option contracts such as interest rate caps, involve the exchange of cash based on changes in specified indices. Interest rate caps are contracts to hedge interest rate increases based on a notional amount. Interest rate caps subject the Company to market risk associated with changes in interest rates, as well as the credit risk that the counterparty will fail to perform.

Derivative financial instruments are designated, based on the exposure being hedged, as either fair value or cash flow hedges. Fair value hedge relationships mitigate exposure to the change in fair value of an asset, liability or firm commitment. Under the fair value hedging model, gains or losses attributable to the change in fair value of the derivative instrument, as well as the gains and losses attributable to the change in fair value of the hedged item, are recognized in other noninterest income in the period in which the change in fair value occurs. Hedge ineffectiveness is recognized as other noninterest income to the extent the changes in fair value of the derivative do not offset the changes in fair value of the hedged item. The corresponding adjustment to the hedged asset or liability is included in the basis of the hedged item, while the corresponding change in the fair value of the derivative instrument is recorded as an adjustment to other assets or other liabilities, as applicable. Cash flow hedge relationships mitigate exposure to the variability of future cash flows or other forecasted transactions. For cash flow hedge relationships, the effective portion of the gain or loss related to the derivative instrument is recognized as a component of accumulated other comprehensive income (loss). The ineffective portion of the gain or loss related to the derivative instrument, if any, is recognized in earnings as other noninterest income during the period of change. Amounts recorded in accumulated other comprehensive income (loss) are recognized in earnings in the period or periods during which the hedged item impacts earnings.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company formally documents all hedging relationships between hedging instruments and the hedged items, as well as its risk management objective and strategy for entering into various hedge transactions. Methodologies related to hedge effectiveness and ineffectiveness are consistent between similar types of hedge transactions and typically include (i) statistical regression analysis of changes in the cash flows of the actual derivative and a perfectly effective hypothetical derivative, and (ii) statistical regression analysis of changes in the fair values of the actual derivative and the hedged item. The Company performs retrospective and prospective effectiveness testing using quantitative methods and does not assume perfect effectiveness through the matching of critical terms. Assessments of hedge effectiveness and measurements of hedge ineffectiveness are performed at least quarterly for ongoing effectiveness.

Hedge accounting is discontinued prospectively when (i) a derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item, (ii) a derivative expires or is sold, terminated or exercised, (iii) we elect to discontinue the designation of a derivative as a hedge, or (iv) in a cash flow hedge, a derivative is de-designated because it is not probable that a forecasted transaction will occur. If a derivative that qualifies as a fair value or cash flow hedge is terminated or the designation removed, the realized or then unrealized gain or loss is recognized in income over the life of the hedged item (fair value hedge) or in the period in which the hedged item affects earnings (cash flow hedge). Immediate recognition in earnings is required upon sale or extinguishment of the hedged item (fair value hedge) or if it is probable that the hedged cash flows will not occur (cash flow hedge). Derivatives continued to be held after hedge accounting ceases are carried at fair value on the consolidated statements of financial condition with changes in fair value including in earnings.

Mortgage Derivatives

The Company enters derivative financial instruments to manage interest rate risk and pricing risk associated with is mortgage banking activities. These instruments may include interest rate lock commitments and forward commitments. All mortgage derivatives are recognized on the consolidated statements of financial condition as other assets or other liabilities, as applicable, at estimated fair value and are not accounted for as hedges. Interest rate lock commitments are agreements to fund fixed-rate mortgage loans to customers. Forward commitments are agreements to sell fixed-rate mortgage loans to investors. Changes in fair value are recognized as a component of “mortgage banking income” on the consolidated statements of income.

Bank-Owned Life Insurance (“BOLI”)

The Company has purchased life insurance policies on certain key executives. Bank-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value that is probable at settlement. Increases to cash surrender values are recorded as “Bank-owned life insurance income” on the consolidated statements of income. The Company has entered into a split dollar agreement with certain of its executives whereby the executive’s designated beneficiary will receive a portion of the death benefit upon the executive officer’s death. The Company uses the cost of insurance method whereby a liability is recorded relating to the benefit provided that extends to post-retirement periods.

Share-Based Compensation

The Company has an equity compensation plan providing for the grant of equity awards, which is described more fully in Note 16. The Company uses the fair value method of recognizing expense for share-based compensation, whereby compensation cost is measured at the grant date based on the value of the award and is recognized on a straight-line basis over the vesting period. Compensation expense relating to equity awards is reflected in net income as part of “salaries and employee benefits” on the consolidated statements of income.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies by jurisdiction and entity in making this assessment. Interest and penalties related to the Company’s tax positions are recognized as a component of the income tax provision.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Comprehensive Income

In addition to net income for the period, comprehensive income for the Company consists of changes in unrealized holding gains and losses on investments classified as available-for-sale, changes in unamortized or unaccreted premiums or discounts on investment securities available-for-sale transferred to held-to-maturity and changes in fair value of the effective portion of derivative financial instruments designated as cash flow hedges. The changes are reported net of income taxes and reclassification adjustments.

Acquisitions

Accounting principles generally accepted in the United States of America (“US GAAP”) require that the acquisition method of accounting, formerly referred to as the purchase method, be used for all business combinations and that an acquirer be identified for each business combination. Under US GAAP, the acquirer is the entity that obtains control of one or more businesses in the business combination, and the acquisition date is the date the acquirer achieves control. US GAAP requires that the acquirer recognize the fair value of assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date.

Basic and Diluted Earnings Per Share

Basic earnings per share is calculated using the two-class method to determine income attributable to common shareholders. Unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities under the two-class method. Net income attributable to common shareholders is then divided by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income of the Company. Diluted earnings per share is computed by dividing net income attributable to common shareholders by the total of the weighted average number of shares outstanding plus the dilutive effect of the outstanding options and warrants.

Adoption of New Accounting Standards

ASU 2018-02 — In February 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update allow for a reclassification of stranded tax effects resulting from the Tax Cuts and Jobs Act from accumulated other comprehensive income to retained earnings. The amendments in this Update are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted and the Company elected to early adopt this guidance effective December 31, 2017. The adoption resulted in a reclassification of stranded tax effects of $453,000 from accumulated other comprehensive income (loss) to retained earnings.

ASU 2016-05 — In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-05, Derivatives and Hedging (Topic 815): Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships. The amendments in this Update clarify that a change in the counterparty to a derivative instrument that has been designated as a hedging instrument under Topic 815 does not, in and of itself, require dedesignation of that hedging relationship provided that all other hedge accounting criteria continue to be met. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted and the amendments can be adopted either on a prospective basis or a modified retrospective basis. The Company adopted the amendments in this ASU effective January 1, 2017. The adoption did not have a material impact on our consolidated financial statements.

Recent Accounting Pronouncements

ASU 2017-12 — On August 28, 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The purpose of this ASU is to better align a company’s risk management activities and financial reporting for hedging relationships with the economic objectives of those activities, simplify the hedge accounting requirements, and improve the disclosures of hedging arrangements. The ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2018. Early adoption is

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

permitted, including adoption in any interim period. ASU 2017-12 requires a modified retrospective transition method in which the Company will recognize the cumulative effect of the change on the opening balance of each affected component of equity in the statement of financial position as of the date of adoption. The Company is still reviewing the impact of adoption of this guidance.

ASU 2017-09 — On May 10, 2017, the FASB issued ASU 2017-09, Scope of Modification Accounting. This Update amends the scope of modification accounting for share-based payment arrangements. It provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718, Compensation—Stock Compensation. Specifically, an entity would not apply modification accounting if the fair value, vesting conditions and classification of the awards are the same immediately before and after the modification. The ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The guidance is not expected to have a significant impact on the Company’s financial position, results of operations or disclosures.

ASU 2017-08 — In March 2017, FASB issued ASU No. 2017-08, Receivables—Nonrefundable Fees and Other Costs (Topic 310-20): Premium Amortization on Purchased Callable Debt Securities. The ASU shortens the amortization period for certain callable debt securities held at a premium. The premium on individual callable debt securities shall be amortized to the earliest call date. This guidance does not apply to securities for which prepayments are estimated on a large number of similar loans where prepayments are probable and reasonably estimable. The amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. This update should be adopted on a modified retrospective basis with a cumulative-effect adjustment to retained earnings on the date of adoption. The guidance is not expected to have a significant impact on the Company’s financial position, results of operations or disclosures.

ASU 2017-04 — In January 2017, FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies the subsequent measurement of goodwill and eliminates Step 2 from the goodwill impairment test. The Company should perform its goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. The impairment charge is limited to the amount of goodwill allocated to that reporting unit. The amendments in this update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for goodwill impairment tests performed on testing dates after January 1, 2017. The guidance is not expected to have a significant impact on the Company’s financial positions, results of operations or disclosures.

ASU 2017-01 — In January 2017, FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The ASU clarifies the definition of a business to assist with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The guidance is not expected to have a significant impact on the Company’s financial positions, results of operations or disclosures.

ASU 2016-13 — In June 2016, FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The ASU changed the credit loss model on financial instruments measured at amortized cost, available for sale securities and certain purchased financial instruments. Credit losses on financial instruments measured at amortized cost will be determined using a current expected credit loss model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. Purchased financial assets with more-than-insignificant credit deterioration since origination (“PCD assets”) measured at amortized cost will have an allowance for credit losses established at acquisition as part of the purchase price. Subsequent increases or decreases to the allowance for credit losses on PCD assets will be recognized in the income statement. Interest income should be recognized on PCD assets based on the effective interest rate, determined excluding the discount attributed to credit losses at acquisition. Credit losses relating to available-for-sale debt securities will be recognized through an allowance for credit losses. The amount of the credit loss is limited to the amount by which fair value is below amortized cost of the available-for-sale debt security. The amendments in this update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted and if early adopted, all provisions must be adopted in the same period. The amendments should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the period adopted. A prospective approach is required for securities with other-than-temporary impairment recognized prior to adoption. The Company is still reviewing the impact of the adoption of this guidance

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and has established a cross-functional implementation team. The Company expects the allowance for credit losses to increase upon adoption with a corresponding adjustment to retained earnings. The ultimate amount of the increase will depend on the portfolio composition, credit quality, economic conditions and reasonable and supportable forecasts at that time.

ASU 2016-02 — In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard requires the recognition of assets and liabilities arising from the lease transactions on the balance sheet and the disclosure of key information about leasing arrangements. Accordingly, a lessee will recognize a lease asset for its right to use the underlying asset and a lease liability for the corresponding lease obligation. Both the asset and liability will initially be measured at the present value of the future minimum lease payments over the lease term. Subsequent measurement, including the presentation of expenses and cash flows, will depend on the classification of the lease as either a finance or an operating lease. Initial costs directly attributable to negotiating and arranging the lease will be included in the asset. For leases with a term of 12 months or less, a lessee can make an accounting policy election by class of underlying asset to not recognize an asset and corresponding liability. Lessees will also be required to provide additional qualitative and quantitative disclosures regarding the amount, timing and uncertainty of cash flows arising from leases. These disclosures are intended to supplement the amounts recorded in the financial statements and provide additional information about the nature of an organization’s leasing activities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. An entity that elects to apply the practical expedients will, in effect, continue to account for leases that commence before the effective date in accordance with previous GAAP unless the lease is modified, except that lessees are required to recognize a right-of-use asset and a lease liability for all operating leases at each reporting date based on the present value of the remaining minimum rental payments that were tracked and disclosed under previous GAAP. The amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company expects to elect the package of practical expedients that allows it to not reassess whether any expired or existing contracts represent leases, the lease classification of any expired or existing lease and initial direct costs for any existing or expired leases. The Company expects this standard will have a material impact on its financial statements through gross-up of the balance sheet for lease assets and liabilities. However, no material change to lease expense recognition is expected.

ASU 2016-01 — In January 2016, FASB issued ASU No. 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this ASU (i) require equity investments, with certain exceptions, to be measured at fair value with changes in fair value recognized in net income, (ii) simplify the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment, (iii) eliminate the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, (iv) require public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, (v) require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments, (vi) require separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or the accompanying notes to the financial statements and (vii) clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. The accounting guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is prohibited except for the presentation in other comprehensive income of the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk which may be early adopted. The guidance is not expected to have a significant impact on the Company’s financial position, results of operations or disclosures.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASU 2014-09, Revenue from Contracts with Customers (Topic 606), ASU 2015-14 Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, ASU 2016-08 Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), ASU 2016-10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, ASU 2016-11 Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, ASU 2016-12 Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, and ASU 2016-20 Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers — In May 2014, the FASB issued guidance to change the recognition of revenue from contracts with customers. The new guidance, which does not apply to financial instruments, provides that revenue should be recognized for the transfer of goods and services to customers in an amount equal to the consideration it receives or expects to receive. The guidance also includes expanded disclosure requirements that provides comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The Company currently plans to adopt the guidance using the modified retrospective method and without electing any of the practical expedients available. The Company has performed an analysis of the guidance and it is not expected to have a significant impact on the Company’s financial position or results of operations but will increase disclosures of revenue.

NOTE 2: ACQUISITIONS

Acquisition of AloStar Bank of Commerce

On September 30, 2017, State Bank completed its acquisition of AloStar Bank of Commerce (“AloStar”). State Bank Interim Corp., a wholly-owned subsidiary of State Bank, merged with and into AloStar, immediately followed by the merger of AloStar with and into State Bank. Under the terms of the merger agreement, each share of AloStar common stock was converted into the right to receive $24.26 in cash. Total consideration paid was approximately $195.0 million.

The merger of AloStar was accounted for under the acquisition method of accounting. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available. Goodwill of $7.1 million was generated from the acquisition, none of which is expected to be deductible for income tax purposes.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the assets acquired and liabilities assumed and the consideration payable by the Company at the acquisition date (dollars in thousands):

	As Recorded by AloStar Bank of Commerce	Fair Value Adjustments		As Recorded by the Company
Assets
Cash and cash equivalents	$91,571	$—		$91,571
Investment securities available-for-sale	76,436	(195	) (a)	76,241
Loans, net	728,319	(9,763	) (b)	718,556
Core deposit intangible	—	856	(c)	856
Premises and equipment, net	507	—		507
Other assets	11,430	2,233	(d)	13,663

Total assets acquired	$908,263	$(6,869)		$901,394

Liabilities
Deposits:
Noninterest-bearing	$102,653	$—		$102,653
Interest-bearing	603,069	(121	) (e)	602,948

Total deposits	705,722	(121)		705,601
Other liabilities	7,912	—		7,912

Total liabilities assumed	713,634	(121)		713,513

Net identifiable assets acquired over liabilities assumed	$194,629	$(6,748)		$187,881
Goodwill	$—	$7,088		$7,088

Net assets acquired over liabilities assumed	$194,629	$340		$194,969

Consideration:
Cash consideration	194,969

Fair value of total consideration transferred	$194,969

Explanation of fair value adjustments

(a)	Adjustment reflects the loss on certain securities that were sold immediately following the closing that was deemed to be a more accurate representation of fair value.
(b)	Adjustment reflects the fair value adjustment based on the State Bank’s evaluation of the acquired loan portfolio and includes the adjustment to eliminate the recorded allowance for loan and lease losses.
(c)	Adjustment reflects the fair value adjustment to record the estimated core deposit intangible.
(d)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of acquired other assets.
(e)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of acquired deposits.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents certain pro forma information as if AloStar had been acquired on January 1, 2015 (dollars in thousands, except per share amounts). These results combine the historical results of AloStar in the Company’s consolidated statements of income and, while certain adjustments were made for the estimated impact of certain fair value adjustments and other acquisition-related activity, they are not indicative of what would have occurred had the acquisition taken place on January 1, 2015. Merger-related costs are not included in the pro forma statements below.

	Twelve Months Ended December 31
	2017	2016	2015
	Pro Forma	Pro Forma	Pro Forma
Net interest income	$227,257	$192,035	$190,497
Net income	58,259	57,029	38,003
Earnings per share:
Basic	$1.50	$1.54	$1.06
Diluted	1.49	1.54	1.03

The following is a summary of the purchased credit impaired loans acquired in the AloStar transaction on September 30, 2017 (dollars in thousands):

Purchased Credit Impaired Loans
Contractually required principal and interest at acquisition	$108,308
Contractual cash flows not expected to be collected (nonaccretable difference)	(19,093)

Expected cash flows at acquisition	89,215
Accretable difference	(11,664)

Basis in acquired loans at acquisition—estimated fair value	$77,551

On September 30, 2017, the fair value of the purchased non-credit impaired loans acquired in the AloStar transaction was $641.0 million. The gross contractual amounts receivable of the purchased non-credit impaired loans at acquisition was $707.0 million, of which $9.3 million was the amount of contractual cash flows not expected to be collected.

Acquisition of NBG Bancorp, Inc. and The National Bank of Georgia

On December 31, 2016 the Company completed its acquisition of NBG Bancorp, Inc. (“NBG Bancorp”), the holding company for The National Bank of Georgia (“National Bank of Georgia”), a national banking association. NBG Bancorp was immediately merged into the Company followed by the merger of National Bank of Georgia with and into State Bank. Under the terms of the merger agreement, each share of NBG Bancorp, Inc. common stock was converted into the right to receive either $45.45 in cash or 2.1642 shares of the Company’s common stock. Elections by NBG Bancorp shareholders were prorated such that 50% of NBG Bancorp’s shares were exchanged for cash and 50% were exchanged for Company common stock. The elections by NBG Bancorp’s shareholders were made subsequent to merger completion and the final merger consideration was distributed in February 2017. Total consideration paid was approximately $77.9 million, consisting of $34.2 million in cash and $43.7 million in the Company’s common stock.

The merger of NBG Bancorp, Inc. was accounted for under the acquisition method of accounting, using pushdown accounting. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available. Goodwill of $36.6 million was generated from the acquisition, none of which is expected to be deductible for income tax purposes.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the assets acquired and liabilities assumed and the consideration paid by the Company at the acquisition date (dollars in thousands):

	As Recorded by NBG Bancorp, Inc.	Fair Value Adjustments		As Recorded by the Company
Assets
Cash and cash equivalents	$38,146	$(31,158	) (a)	$6,988
Investment securities available-for-sale	5,974	(40	) (b)	5,934
Loans, net	348,641	(3,645	) (c)	344,996
Loans held-for-sale	694	—		694
Other real estate owned	69	(5	) (d)	64
Core deposit intangible	—	3,740	(e)	3,740
Premises and equipment, net	7,943	(635	) (f)	7,308
Bank-owned life insurance	1,499	—		1,499
Other assets	6,542	276	(g)	6,818

Total assets acquired	$409,508	$(31,467)		$378,041

Liabilities
Deposits:
Noninterest-bearing	$58,161	$—		$58,161
Interest-bearing	261,034	(30,711	) (h)	230,323

Total deposits	319,195	(30,711)		288,484
FHLB advances	46,354	(140	) (i)	46,214
Other liabilities	2,067	—		2,067

Total liabilities assumed	367,616	(30,851)		336,765

Net identifiable assets acquired over liabilities assumed	$41,892	$(616)		$41,276
Goodwill	$—	$36,587		$36,587

Net assets acquired over liabilities assumed	$41,892	$35,971		$77,863

Consideration:
State Bank Financial Corporation common shares issued	1,626,648
Purchase price per share of the Company’s common stock	$26.86

Company common stock issued	43,692
Cash exchanged for shares	34,171

Fair value of total consideration transferred	$77,863

Explanation of fair value adjustments

(a)	Adjustment reflects the elimination of a deposit account The National Bank of Georgia held with State Bank.
(b)	Adjustment reflects the loss on certain securities that were sold immediately following close that was deemed to be a more accurate representation of fair value.
(c)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of the acquired loan portfolio and includes the adjustment to eliminate the recorded allowance for loan and lease losses.
(d)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of the acquired other real estate owned portfolio.
(e)	Adjustment reflects the fair value adjustment to record the estimated core deposit intangible.
(f)	Adjustment reflects the fair value adjustment based on appraised values.
(g)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of acquired other assets.
(h)	Adjustment reflects the elimination of a deposit account The National Bank of Georgia held with State Bank and the fair value adjustment based on State Bank’s evaluation of acquired deposits.
(i)	Adjustment arises since the rates on acquired FHLB advances were lower than the rates available on similar borrowings. Subsequent to the NBG Bancorp acquisition all FHLB advances were paid off.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table discloses the impact of the merger with NBG Bancorp, Inc. (excluding the impact of merger-related expenses) from the acquisition date of December 31, 2016 (dollars in thousands, except per share amounts). The table also presents certain pro forma information as if NBG Bancorp, Inc. had been acquired on January 1, 2015. These results combine the historical results of NBG Bancorp, Inc. in the Company’s consolidated statements of income and, while certain adjustments were made for the estimated impact of certain fair value adjustments and other acquisition-related activity, they are not indicative of what would have occurred had the acquisition taken place on January 1, 2015. Merger-related costs are not included in the pro forma statements below.

	Twelve Months Ended December 31
	2017	2016	2015
	Pro Forma	Pro Forma	Pro Forma
Net interest income	$192,786	$173,583	$170,520
Net income	47,412	49,639	33,152
Earnings per share:
Basic	$1.22	$1.29	$.88
Diluted	1.22	1.28	.86

The following is a summary of the purchased credit impaired loans acquired in the NBG Bancorp, Inc. transaction on December 31, 2016 (dollars in thousands):

Purchased Credit Impaired Loans
Contractually required principal and interest at acquisition	$33,584
Contractual cash flows not expected to be collected (nonaccretable difference)	(3,736)

Expected cash flows at acquisition	29,848
Accretable difference	(2,799)

Basis in acquired loans at acquisition—estimated fair value	$27,049

On December 31, 2016, the fair value of the purchased non-credit impaired loans acquired in the NBG Bancorp, Inc. transaction was $317.9 million. The contractual balance of the purchased non-credit impaired loans at acquisition was $350.0 million, of which $4.4 million was the amount of contractual cash flows not expected to be collected.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of S Bankshares, Inc. and S Bank

On December 31, 2016 the Company completed its acquisition of S Bankshares Inc. (“S Bankshares”), the holding company for S Bank, a Georgia state-chartered bank. S Bankshares was immediately merged into the Company followed by the merger of S Bank with and into State Bank. Under the terms of the merger agreement, each share of S Bankshares, Inc. common stock was converted into the right to receive either $56.70 in cash or 2.7444 shares of the Company’s common stock. Elections by S Bankshares shareholders were prorated such that 60% of S Bankshares’ shares were exchanged for Company common stock and 40% were exchanged for cash. Total consideration paid was approximately $12.6 million, consisting of $4.3 million in cash and $8.3 million in the Company’s common stock.

The acquisition of S Bankshares Inc. was accounted for under the acquisition method of accounting, using pushdown accounting. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available. Goodwill of $4.1 million was generated from the acquisition, none of which is expected to be deductible for income tax purposes.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the assets acquired and liabilities assumed and the consideration paid by the Company at the acquisition date (dollars in thousands):

	As Recorded by S Bankshares Inc.	Fair Value Adjustments		As Recorded by the Company
Assets
Cash and cash equivalents	$954	$—		$954
Investment securities available-for-sale	13,814	(88	) (a)	13,726
Loans, net	81,383	(2,344	) (b)	79,039
Other real estate owned	1,278	(332	) (c)	946
Core deposit intangible	—	1,010	(d)	1,010
Premises and equipment, net	3,132	420	(e)	3,552
Bank-owned life insurance	3,124	—		3,124
Other assets	2,636	1,130	(f)	3,766

Total assets acquired	$106,321	$(204)		$106,117

Liabilities
Deposits:
Noninterest-bearing	$16,620	$—		$16,620
Interest-bearing	76,664	494	(g)	77,158

Total deposits	93,284	494		93,778
Federal funds purchased and securities sold under repurchase agreements	1,951	—		1,951
FHLB advances	800	—		800
Other liabilities	1,104	—		1,104

Total liabilities assumed	97,139	494		97,633

Net identifiable assets acquired over liabilities assumed	$9,182	$(698)		$8,484
Goodwill	$—	$4,140		$4,140

Net assets acquired over liabilities assumed	$9,182	$3,442		$12,624

Consideration:
State Bank Financial Corporation common shares issued	310,596
Purchase price per share of the Company’s common stock	$26.86

Company common stock issued	8,343
Cash exchanged for shares	4,281

Fair value of total consideration transferred	$12,624

Explanation of fair value adjustments

(a)	Adjustment reflects the loss on certain securities that were sold immediately following close that was deemed to be a more accurate representation of fair value.
(b)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of the acquired loan portfolio and includes the adjustment to eliminate the recorded allowance for loan and lease losses.
(c)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of the acquired other real estate owned portfolio.
(d)	Adjustment reflects the fair value adjustment to record the estimated core deposit intangible.
(e)	Adjustment reflects the fair value adjustment based on appraised values.
(f)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of acquired other assets.
(g)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of acquired deposits.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table discloses the impact of the merger with S Bankshares Inc. (excluding the impact of merger-related expenses) from the acquisition date of December 31, 2016 (dollars in thousands, except per share amounts). The table also presents certain pro forma information as if S Bankshares Inc. had been acquired on January 1, 2015. These results combine the historical results of S Bankshares Inc. in the Company’s consolidated statements of income and, while certain adjustments were made for the estimated impact of certain fair value adjustments and other acquisition-related activity, they are not indicative of what would have occurred had the acquisition taken place on January 1, 2015. Merger-related costs are not included in the pro forma statements below.

	Twelve Months Ended December 31
	2017	2016	2015
	Pro Forma	Pro Forma	Pro Forma
Net interest income	$192,786	$161,450	$156,427
Net income	47,031	49,325	29,179
Earnings per share:
Basic	$1.21	$1.32	$.81
Diluted	1.21	1.32	.78

The following is a summary of the purchased credit impaired loans acquired in the S Bankshares Inc. transaction on December 31, 2016 (dollars in thousands):

Purchased Credit Impaired Loans
Contractually required principal and interest at acquisition	$15,966
Contractual cash flows not expected to be collected (nonaccretable difference)	(2,805)

Expected cash flows at acquisition	13,161
Accretable difference	(1,377)

Basis in acquired loans at acquisition—estimated fair value	$11,784

On December 31, 2016, the fair value of the purchased non-credit impaired loans acquired in the S Bankshares Inc. transaction was $67.3 million. The contractual balance of the purchased non-credit impaired loans at acquisition was $77.0 million, of which $1.3 million was the amount of contractual cash flows not expected to be collected.

Acquisition of Patriot Capital Corporation’s Equipment Finance Group

On October 22, 2015, State Bank announced the purchase of the equipment financing origination platform of Patriot Capital Corporation. The acquisition was not material to the financial results of State Bank. Goodwill of $5.3 million and other intangibles of $2.1 million were recorded in the acquisition. None of the goodwill is expected to be deductible for income tax purposes.

Acquisition of Boyett Agency, LLC

On February 26, 2015, State Bank entered into an Asset Purchase Agreement with Boyett Agency, LLC an independent insurance agency, pursuant to which State Bank acquired substantially all of the assets of Boyett Agency, LLC. The acquisition was not material to the financial results of State Bank. Goodwill of $539,000 and other intangibles of $319,000 were recorded in the acquisition. None of the goodwill is expected to be deductible for income tax purposes.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of Georgia-Carolina Bancshares Inc. and First Bank of Georgia

On January 1, 2015, the Company completed its merger with Georgia-Carolina Bancshares, Inc., the holding company for First Bank. In the merger, First Bank, a Georgia-state-chartered bank, became a wholly-owned subsidiary bank of the Company. Under the terms of the merger agreement, each share of Georgia-Carolina Bancshares, Inc. common stock was converted into the right to receive $8.85 in cash and .794 shares of the Company’s common stock. Total consideration paid was approximately $88.9 million, consisting of $31.8 million in cash and $57.0 million in the Company’s common stock. On July 24, 2015, First Bank merged with and into State Bank.

The merger of Georgia-Carolina Bancshares was accounted for under the acquisition method of accounting, using pushdown accounting. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Goodwill of $19.9 million was generated from the acquisition, none of which is expected to be deductible for income tax purposes.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the assets acquired and liabilities assumed and the consideration paid by the Company at the acquisition date (dollars in thousands):

	As Recorded by Georgia-Carolina Bancshares, Inc.	Fair Value Adjustments		As Recorded by the Company
Assets
Cash and due from banks	$20,873	$—		$20,873
Investment securities	130,218	999	(a)	131,217
Loans, net	293,814	590	(b)	294,404
Loans held-for-sale	34,956	—		34,956
Other real estate owned	4,428	2,042	(c)	6,470
Core deposit intangible	—	6,710	(d)	6,710
Premises and equipment, net	9,175	2,803	(e)	11,978
Bank-owned life insurance	15,414	—		15,414
Other assets	9,122	(4,457	) (f)	4,665

Total assets acquired	$518,000	$8,687		$526,687

Liabilities
Deposits:
Noninterest-bearing	$80,888	$—		$80,888
Interest-bearing	335,889	878	(g)	336,767

Total deposits	416,777	878		417,655
Securities sold under repurchase agreements	27,588	—		27,588
Other liabilities	11,823	652	(h)	12,475

Total liabilities assumed	456,188	1,530		457,718

Net identifiable assets acquired over liabilities assumed	$61,812	$7,157		$68,969
Goodwill	$—	$19,904		$19,904

Net assets acquired over liabilities assumed	$61,812	$27,061		$88,873

Consideration:
State Bank Financial Corporation common shares issued	2,854,970
Purchase price per share of the Company’s common stock	$19.98

Company common stock issued	57,042
Cash exchanged for shares	31,831

Fair value of total consideration transferred	$88,873

Explanation of fair value adjustments

(a)	Adjustment reflects the gain on certain securities that were sold immediately following close that was deemed to be a more accurate representation of fair value.
(b)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of the acquired loan portfolio and includes the adjustment to eliminate the recorded allowance for loan and lease losses.
(c)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of the acquired other real estate owned portfolio.
(d)	Adjustment reflects the fair value adjustment to record the estimated core deposit intangible.
(e)	Adjustment reflects the fair value adjustment based on appraised values.
(f)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of acquired other assets.
(g)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of acquired deposits.
(h)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of other liabilities and to record certain liabilities directly attributable to the acquisition.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table discloses the impact of the merger with Georgia-Carolina Bancshares, Inc. (excluding the impact of merger-related expenses) from the acquisition date of January 1, 2015 through December 31, 2015 (dollars in thousands, except per share amounts). The table also presents certain pro forma information as if Georgia-Carolina Bancshares, Inc. had been acquired on January 1, 2015. These results combine the historical results of Georgia-Carolina Bancshares, Inc. in the Company’s consolidated statements of income and, while certain adjustments were made for the estimated impact of certain fair value adjustments and other acquisition-related activity, they are not indicative of what would have occurred had the acquisition taken place on January 1, 2015. Merger-related costs of $1.7 million are included in the Company’s consolidated statements of income for the year ended December 31, 2015 and are not included in the pro forma statements below.

Twelve Months Ended December 31
2015
Pro Forma
Net interest income	$150,677
Net income	30,153
Earnings per share:
Basic	$.78
Diluted	.75

The following is a summary of the purchased credit impaired loans acquired in the Georgia-Carolina Bancshares, Inc. transaction on January 1, 2015 (dollars in thousands):

Purchased Credit Impaired Loans
Contractually required principal and interest at acquisition	$3,060
Contractual cash flows not expected to be collected (nonaccretable difference)	(783)

Expected cash flows at acquisition	2,277
Accretable difference	(317)

Basis in acquired loans at acquisition—estimated fair value	$1,960

On January 1, 2015, the fair value of the purchased non-credit impaired loans acquired in the Georgia-Carolina Bancshares, Inc. transaction was $292.4 million. The contractual balance of the purchased non-credit impaired loans at acquisition was $355.0 million, of which $6.4 million was the amount of contractual cash flows not expected to be collected.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: INVESTMENT SECURITIES

The amortized cost and fair value of securities classified as available-for-sale are as follows (dollars in thousands):

	December 31, 2017				December 31, 2016
Investment Securities Available-for-Sale	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. Government securities	$70,203	$—	$644	$69,559	$89,044	$70	$465	$88,649
States and political subdivisions	—	—	—	—	300	1	—	301
Residential mortgage-backed securities — nonagency	115,639	3,183	112	118,710	151,519	3,129	639	154,009
Residential mortgage-backed securities — agency	582,845	319	7,315	575,849	533,479	548	4,725	529,302
Corporate securities	108,661	1,299	108	109,852	74,793	207	83	74,917

Total investment securities available-for-sale	$877,348	$4,801	$8,179	$873,970	$849,135	$3,955	$5,912	$847,178

	December 31, 2017				December 31, 2016
Investment Securities Held-to-Maturity	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Asset-backed securities	$22,692	$259	$—	$22,951	$56,804	$295	$14	$57,085
Corporate securities	10,160	240	—	10,400	10,259	91	—	10,350

Total investment securities held-to-maturity	$32,852	$499	$—	$33,351	$67,063	$386	$14	$67,435

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amortized cost and estimated fair value of available-for-sale debt securities by contractual maturities are summarized in the table below (dollars in thousands):

Debt Securities Available-for-Sale	Distribution of Maturities (1)
December 31, 2017	1 Year or Less	1-5 Years	5-10 Years	After 10 Years	Total
Amortized Cost:
U.S. Government securities	$2,498	$62,730	$4,975	$—	$70,203
Residential mortgage-backed securities — nonagency	—	—	—	115,639	115,639
Residential mortgage-backed securities — agency	—	42,269	140,793	399,783	582,845
Corporate securities	21,623	71,155	14,000	1,883	108,661

Total debt securities	$24,121	$176,154	$159,768	$517,305	$877,348

Fair Value:
U.S. Government securities	$2,498	$62,091	$4,970	$—	$69,559
Residential mortgage-backed securities — nonagency	—	—	—	118,710	118,710
Residential mortgage-backed securities — agency	—	41,677	138,607	395,565	575,849
Corporate securities	21,632	71,538	14,571	2,111	109,852

Total debt securities	$24,130	$175,306	$158,148	$516,386	$873,970

Debt Securities Held-to-Maturity	Distribution of Maturities (1)
December 31, 2017	1 Year or Less	1-5 Years	5-10 Years	After 10 Years	Total
Amortized Cost:
Asset-backed securities	$—	$—	$7,192	$15,500	$22,692
Corporate securities	—	—	10,160	—	10,160

Total debt securities	$—	$—	$17,352	$15,500	$32,852

Fair Value:
Asset-backed securities	$—	$—	$7,286	$15,665	$22,951
Corporate securities	—	—	10,400	—	10,400

Total debt securities	$—	$—	$17,686	$15,665	$33,351

(1)	Actual cash flows may differ from contractual maturities as borrowers may prepay obligations without prepayment penalties.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following tables provide information regarding securities with unrealized losses (dollars in thousands):

	Less than 12 Months		12 Months or More		Total
Investment Securities Available-for-Sale	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2017
U.S. Government securities	$46,625	$364	$20,436	$280	$67,061	$644
Residential mortgage-backed securities — nonagency	1,403	3	6,269	109	7,672	112
Residential mortgage-backed securities — agency	312,617	2,548	210,862	4,767	523,479	7,315
Corporate securities	34,010	108	—	—	34,010	108

Total temporarily impaired securities	$394,655	$3,023	$237,567	$5,156	$632,222	$8,179

December 31, 2016
U.S. Government securities	$43,958	$465	$—	$—	$43,958	$465
Residential mortgage-backed securities — nonagency	29,403	239	23,991	400	53,394	639
Residential mortgage-backed securities — agency	430,490	4,484	18,795	241	449,285	4,725
Corporate securities	22,944	83	—	—	22,944	83

Total temporarily impaired securities	$526,795	$5,271	$42,786	$641	$569,581	$5,912

	Less than 12 Months		12 Months or More		Total
Investment Securities Held-to-Maturity	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2017
Asset-backed securities	$—	$—	$—	$—	$—	$—
Corporate securities	—	—	—	—	—	—

Total temporarily impaired securities	$—	$—	$—	$—	$—	$—

December 31, 2016
Asset-backed securities	$6,486	$14	$—	$—	$6,486	$14
Corporate securities	—	—	—	—	—	—

Total temporarily impaired securities	$6,486	$14	$—	$—	$6,486	$14

At December 31, 2017, the Company held 129 investment securities that were in an unrealized loss position. Market changes in interest rates and credit spreads may result in temporary unrealized losses as market prices of securities fluctuate. The Company reviews its investment portfolio on a quarterly basis for indications of other than temporary impairment (“OTTI”). The severity and duration of impairment and the likelihood of potential recovery of impairment is considered along with the intent and ability to hold any impaired security to maturity or recovery of carrying value. More specifically, when analyzing the nonagency portfolio, the Company uses cash flow models that estimate cash flows on security-specific collateral and the transaction structure. Future expected credit losses are determined by using various assumptions, the most significant of which include current default rates, prepayment rates and loss severities. Credit information is available and modeled at the loan level underlying each security during the OTTI analysis; the Company also considers information such as loan to collateral values, FICO scores and geographic considerations, such as home price appreciation or depreciation. These inputs are updated quarterly or as changes occur to ensure that the most current credit and other assumptions are utilized in the analysis. If, based on the analysis, the Company does not expect to recover the entire amortized cost basis of the security, the expected cash flows are discounted at the security’s initial effective interest rate to arrive at a present value amount. OTTI credit losses reflect the difference between the present value of cash flows expected to be collected and the amortized cost basis of these securities. At December 31, 2017, there was no intent to sell any of the available-for-sale securities in an unrealized loss position, and it is more likely than not the Company will not be required to sell these securities. Furthermore, the present value of cash flows

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

expected to be collected exceeded the Company’s amortized cost basis of the investment securities; therefore, these securities are not deemed to be other than temporarily impaired.

Sales and calls of securities available-for-sale are summarized in the following table (dollars in thousands):

	December 31
	2017	2016	2015
Proceeds from sales and calls	$233,946	$113,589	$364,023

Gross gains on sales and calls	$122	$489	$618
Gross losses on sales and calls	(1,575)	—	(264)

Net realized gains on sales and calls	$(1,453)	$489	$354

The composition of investment securities reflects the strategy of management to maintain an appropriate level of liquidity while providing a relatively stable source of revenue. The securities portfolio may at times be used to mitigate interest rate risk associated with other areas of the balance sheet while also providing a means for the investment of available funds, providing liquidity and supplying investment securities that are required to be pledged as collateral against specific deposits and for other purposes. Investment securities with an aggregate fair value of $116.1 million and $368.3 million at December 31, 2017 and 2016, respectively, were pledged to secure public deposits and repurchase agreements.

NOTE 4: LOANS

Loans, in total, are summarized as follows (dollars in thousands):

	December 31
Total Loans	2017	2016
Construction, land & land development	$451,993	$567,763
Other commercial real estate	1,255,002	1,025,063

Total commercial real estate	1,706,995	1,592,826

Residential real estate	333,086	343,398
Owner-occupied real estate	399,370	395,863
Commercial, financial & agricultural	973,440	368,120
Leases	52,396	71,724
Consumer	66,906	42,641

Total loans	3,532,193	2,814,572
Allowance for loan and lease losses	(28,750)	(26,598)

Total loans, net	$3,503,443	$2,787,974

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Organic loans, which we define as loans not purchased in the acquisition of an institution or credit impaired portfolio, are summarized as follows (dollars in thousands):

	December 31
Organic Loans	2017	2016
Construction, land & land development	$412,540	$500,018
Other commercial real estate	949,594	754,790

Total commercial real estate	1,362,134	1,254,808

Residential real estate	196,225	144,295
Owner-occupied real estate	260,273	256,317
Commercial, financial & agricultural	430,205	327,381
Leases	52,396	71,724
Consumer	64,610	36,039

Total organic loans (1)	2,365,843	2,090,564
Allowance for loan and lease losses	(24,039)	(21,086)

Total organic loans, net	$2,341,804	$2,069,478

(1)	Includes net deferred loan fees that totaled approximately $9.3 million and $7.0 million at December 31, 2017 and 2016, respectively.

Purchased non-credit impaired loans (“PNCI loans”), net of related discounts, are summarized as follows (dollars in thousands):

	December 31
Purchased Non-Credit Impaired Loans	2017	2016
Construction, land & land development	$25,908	$51,208
Other commercial real estate	218,660	209,531

Total commercial real estate	244,568	260,739

Residential real estate	96,529	144,596
Owner-occupied real estate	118,294	115,566
Commercial, financial & agricultural	529,184	36,206
Consumer	2,161	6,255

Total purchased non-credit impaired loans (1)	990,736	563,362
Allowance for loan and lease losses	(995)	(439)

Total purchased non-credit impaired loans, net	$989,741	$562,923

(1)	Includes net discounts that totaled approximately $12.7 million and $10.5 million at December 31, 2017 and 2016, respectively.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Purchased credit impaired loans (“PCI loans”), net of related discounts, are summarized as follows (dollars in thousands):

	December 31
Purchased Credit Impaired Loans	2017	2016
Construction, land & land development	$13,545	$16,537
Other commercial real estate	86,748	60,742

Total commercial real estate	100,293	77,279

Residential real estate	40,332	54,507
Owner-occupied real estate	20,803	23,980
Commercial, financial & agricultural	14,051	4,533
Consumer	135	347

Total purchased credit impaired loans	175,614	160,646
Allowance for loan and lease losses	(3,716)	(5,073)

Total purchased credit impaired loans, net	$171,898	$155,573

Changes in the carrying value of net purchased credit impaired loans are presented in the following table (dollars in thousands):

	December 31
Purchased Credit Impaired Loans	2017	2016
Balance, beginning of year	$155,573	$137,777
Accretion of fair value discounts	34,096	43,310
Fair value of acquired loans	77,551	40,133
Reductions in principal balances resulting from repayments, write-offs and foreclosures	(96,679)	(68,372)
Change in the allowance for loan and lease losses on purchased credit impaired loans	1,357	2,725

Balance, end of year	$171,898	$155,573

Purchased credit impaired loans are initially recorded at fair value at the acquisition date. Subsequent decreases in the amount of cash expected to be collected from the borrower results in a provision for loan and lease losses and an increase in the allowance for loan and lease losses. Subsequent increases in the amount of cash expected to be collected from the borrower results in the reversal of any previously-recorded provision for loan and lease losses and related allowance for loan and lease losses, and then as a prospective increase in the accretable discount on the purchased credit impaired loans. The accretable discount is accreted into interest income over the estimated life of the related loan on a level yield basis.

Changes in the value of the accretable discount are presented in the following table for the periods presented (dollars in thousands):

	December 31
Changes in Accretable Discount	2017	2016	2015
Balance, beginning of year	$69,301	$86,100	$120,061
Additions from acquisitions	11,664	5,824	317
Accretion	(34,096)	(43,310)	(49,830)
Transfers to accretable discounts and exit events, net	11,058	20,687	15,552

Balance, end of year	$57,927	$69,301	$86,100

The accretable discount changes over time as the purchased credit impaired loan portfolios season. The change in the accretable discount is a result of the Company’s review and re-estimation of loss assumptions and expected cash flows on acquired loans.

At December 31, 2017 and 2016, loans with a carrying value of $3.1 billion and $2.5 billion, respectively, were pledged for lines of credit with the FHLB and FRB. At December 31, 2017 and 2016, in accordance with Company policy, there were no loans to executive officers, directors and/or their affiliates. At December 31, 2017, consumer mortgage loans secured by residential real estate properties totaling $49,000 were in formal foreclosure proceedings.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: ALLOWANCE FOR LOAN AND LEASE LOSSES (ALLL)

The following table summarizes the Company’s loan loss experience on the total loan portfolio as well as the breakdown between the organic, purchased non-credit impaired, and purchased credit impaired portfolios for the periods presented (dollars in thousands):

	December 31
	2017	2016	2015
Total Loans
Balance, beginning of period	$26,598	$29,075	$28,638
Charge-offs	(4,418)	(6,174)	(12,494)
Recoveries	460	3,460	8,400

Net charge-offs	(3,958)	(2,714)	(4,094)
Provision for loan and lease losses before amount attributable to FDIC loss share agreements	6,110	237	4,531
Amount attributable to FDIC loss share agreements	—	—	(1,045)

Total provision for loan and lease losses charged to operations	6,110	237	3,486
Provision for loan and lease losses recorded through the FDIC loss share receivable	—	—	1,045

Balance, end of period	$28,750	$26,598	$29,075

Organic Loans
Balance, beginning of period	$21,086	$21,224	$18,392
Charge-offs	(2,462)	(3,411)	(313)
Recoveries	373	223	288

Net charge-offs	(2,089)	(3,188)	(25)
Provision for loan and lease losses	5,042	3,050	2,857

Balance, end of period	$24,039	$21,086	$21,224

Purchased Non-Credit Impaired Loans
Balance, beginning of period	$439	$53	$—
Charge-offs	(670)	(223)	(48)
Recoveries	87	63	7

Net charge-offs	(583)	(160)	(41)
Provision for loan and lease losses	1,139	546	94

Balance, end of period	$995	$439	$53

Purchased Credit Impaired Loans
Balance, beginning of period	$5,073	$7,798	$10,246
Charge-offs	(1,286)	(2,540)	(12,133)
Recoveries	—	3,174	8,105

Net (charge-offs) recoveries	(1,286)	634	(4,028)
Provision for loan and lease losses before amount attributable to FDIC loss share agreements	(71)	(3,359)	1,580
Amount attributable to FDIC loss share agreements	—	—	(1,045)

Total provision for loan and lease losses charged to operations	(71)	(3,359)	535
Provision for loan and lease losses recorded through the FDIC loss share receivable	—	—	1,045

Balance, end of period	$3,716	$5,073	$7,798

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segment and Class Risk Descriptions

Each of our portfolio segments and the classes within those segments are subject to risks that could have an adverse impact on the credit quality of our loan portfolio. Management has identified the most significant risks associated with segments and classes as described below. While the list is not exhaustive, it provides a description of the risks that management has determined are the most significant.

Real Estate Loans

Loans secured by real estate are the principal component of our loan portfolio. Real estate loans are subject to the same general risks as other loans and are particularly sensitive to fluctuations in the value of real estate. Increases in interest rates, decline in occupancy rates, fluctuations in the value of real estate, as well as other factors arising after a loan has been made, could negatively affect a borrower’s cash flow, creditworthiness and ability to repay the loan. When we make new real estate loans, we typically obtain a security interest in the real estate, as well as other available credit enhancements, to increase the likelihood of the ultimate repayment of the loan. To control concentration risk, we monitor collateral type concentrations within this portfolio.

In addition to these common risks for the majority of our real estate loans, additional risks are inherent in certain of our classes of real estate loans which are addressed below:

Commercial Real Estate

Commercial real estate loans consist of commercial construction and land development loans and other commercial real estate loans. Commercial construction and land development loans are highly dependent upon the supply and demand for commercial real estate in the markets we serve as well as the demand for newly constructed residential homes and lots that our customers are developing. Construction and development loans generally carry a higher degree of risk than long-term financing of existing properties because repayment depends upon the ultimate completion of the project and usually on the subsequent lease-up and/or sale of the property. Additionally, deterioration in demand could result in significant decreases in the underlying collateral values and make repayment of the outstanding loans more difficult for our customers.

Other commercial real estate loans consist primarily of loans secured by other nonfarm nonresidential properties such as retail, office and hotel/motel and multifamily housing. These loans typically have terms of five years or less, although payments may be structured on a longer amortization basis. We evaluate each borrower on an individual basis and attempt to determine the business risks and credit profile of each borrower. The primary risk associated with loans secured with income-producing property is the inability of that property to produce adequate cash flow to service the debt. High unemployment, generally weak economic conditions and/or an oversupply in the market may result in our customer having difficulty achieving adequate occupancy rates.

Residential Real Estate

Residential real estate loans are typically to individuals and are secured by owner-occupied and investor-owned 1-4 family residential property. We generally originate and hold certain first mortgages and traditional second mortgages, adjustable rate mortgages and home equity lines of credit. We also originate and sell fixed and adjustable rate residential real estate loans in the secondary market. Significant and rapid declines in real estate values can result in residential mortgage loan borrowers having debt levels in excess of the current market value of the collateral.

Owner-Occupied Real Estate

Owner-occupied loans consist of loans secured by nonfarm nonresidential properties, such as office and industrial properties, churches, convenience stores and restaurants occupied by an affiliated tenant. Loan repayment is primarily dependent on the ability of the operating company to achieve business results consistent with those projected at loan origination resulting in cash flow sufficient to service the debt. Adverse changes in the business’s results, specifically declines in cash flows, could jeopardize the ability for the loan to be serviced in accordance with the contractual terms.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Commercial, Financial & Agricultural Loans

Commercial, financial and industrial loans include loans to individuals and businesses for commercial purposes in various lines of business, including the manufacturing, professional service, and crop production industries. This segment also includes loans to states and political subdivisions, as well as equipment finance agreements, asset-based loans and lender finance loans. Repayment is primarily dependent on the ability of the borrower to achieve business results consistent with those projected at loan origination resulting in cash flow sufficient to service the debt. To the extent that a borrower’s business results are significantly unfavorable versus the original projections, the ability for the loan to be serviced on a basis consistent with the contractual terms may be at risk. While these loans may be partially secured by real estate, they are generally considered to have greater collateral risk than first or second mortgages on real estate because these loans may be unsecured or, if they are secured, the value of the non-real estate collateral may be difficult to assess and less marketable than real estate, and the control of the collateral is more at risk.

Leases

Leases include purchased commercial, business purpose and municipal leases. The stream of payments and a first security interest in the collateral is assigned to us. Our lease funding is based on a present value of the lease payments at a discounted interest rate, which is determined based on the credit quality of the lessee, the term of the lease compared to expected useful life, and the type of collateral. Types of collateral include, but are not limited to, medical equipment, rolling stock, franchise restaurant equipment and hardware/software. Servicing of purchased leases is primarily retained by the loan originator, as well as ownership of all residuals, if applicable. Lease financing is underwritten using similar underwriting standards as would be applied to a secured commercial loan requesting high loan-to-value financing. Risks that are involved with lease financing receivables are credit underwriting and borrower industry concentrations.

Consumer Loans

The consumer loan portfolio includes loans to individuals for personal, family and household purposes, including secured and unsecured installment loans and revolving lines of credit. Consumer loans not secured by real estate are generally considered to have greater risk than first or second mortgages on real estate because they may be unsecured, or, if they are secured, the value of the collateral may be difficult to assess and more likely to decrease in value, and is more difficult to control, than real estate. Consumer loans may be secured by cash value life insurance policies which presents a lower collateral risk than other non-real estate secured consumer loans.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Activity in the allowance for loan and lease losses on organic loans is detailed as follows by portfolio segment for the periods presented (dollars in thousands):

Organic Loans	Commercial Real Estate	Residential Real Estate	Owner- Occupied Real Estate	Commercial, Financial & Agricultural	Leases	Consumer	Total
December 31, 2017
Beginning balance	$11,767	$1,786	$2,239	$4,093	$655	$546	$21,086
Charge-offs	(933)	(61)	—	(380)	(728)	(360)	(2,462)
Recoveries	—	14	—	133	182	44	373
Provision	2,203	1,070	(164)	689	520	724	5,042

Ending balance	$13,037	$2,809	$2,075	$4,535	$629	$954	$24,039

December 31, 2016
Beginning balance	$13,607	$2,053	$1,920	$2,509	$865	$270	$21,224
Charge-offs	(2,122)	(53)	—	(653)	(486)	(97)	(3,411)
Recoveries	—	6	45	154	11	7	223
Provision	282	(220)	274	2,083	265	366	3,050

Ending balance	$11,767	$1,786	$2,239	$4,093	$655	$546	$21,086

December 31, 2015
Beginning balance	$13,134	$1,190	$1,928	$1,770	$262	$108	$18,392
Charge-offs	(3)	—	—	(289)	—	(21)	(313)
Recoveries	173	10	—	98	—	7	288
Provision	303	853	(8)	930	603	176	2,857

Ending balance	$13,607	$2,053	$1,920	$2,509	$865	$270	$21,224

The following table presents the balance of organic loans and the allowance for loan and lease losses based on the method of determining the allowance at the dates indicated (dollars in thousands):

	Allowance for Loan and Lease Losses			Loans
Organic Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Allowance	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Loans
December 31, 2017
Commercial real estate	$—	$13,037	$13,037	$3,822	$1,358,312	$1,362,134
Residential real estate	—	2,809	2,809	49	196,176	196,225
Owner-occupied real estate	65	2,010	2,075	808	259,465	260,273
Commercial, financial & agricultural	34	4,501	4,535	280	429,925	430,205
Leases	—	629	629	—	52,396	52,396
Consumer	—	954	954	—	64,610	64,610

Total organic loans	$99	$23,940	$24,039	$4,959	$2,360,884	$2,365,843

December 31, 2016
Commercial real estate	$148	$11,619	$11,767	$4,950	$1,249,858	$1,254,808
Residential real estate	—	1,786	1,786	—	144,295	144,295
Owner-occupied real estate	—	2,239	2,239	—	256,317	256,317
Commercial, financial & agricultural	1	4,092	4,093	9	327,372	327,381
Leases	—	655	655	—	71,724	71,724
Consumer	—	546	546	—	36,039	36,039

Total organic loans	$149	$20,937	$21,086	$4,959	$2,085,605	$2,090,564

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Activity in the allowance for loan and lease losses on purchased non-credit impaired loans is detailed as follows by portfolio segment for the periods presented (dollars in thousands):

Purchased Non-Credit Impaired Loans	Commercial Real Estate	Residential Real Estate	Owner- Occupied Real Estate	Commercial, Financial & Agricultural	Consumer	Total
December 31, 2017
Beginning balance	$88	$72	$44	$235	$—	$439
Charge-offs	(50)	(7)	(80)	(524)	(9)	(670)
Recoveries	26	11	—	43	7	87
Provision	166	588	124	254	7	1,139

Ending balance	$230	$664	$88	$8	$5	$995

December 31, 2016
Beginning balance	$—	$53	$—	$—	$—	$53
Charge-offs	—	(83)	—	(137)	(3)	(223)
Recoveries	—	45	—	—	18	63
Provision	88	57	44	372	(15)	546

Ending balance	$88	$72	$44	$235	$—	$439

December 31, 2015
Beginning balance	$—	$—	$—	$—	$—	$—
Charge-offs	—	(24)	—	—	(24)	(48)
Recoveries	—	1	—	—	6	7
Provision	—	76	—	—	18	94

Ending balance	$—	$53	$—	$—	$—	$53

The following table presents the balance of purchased non-credit impaired loans and the allowance for loan and lease losses based on the method of determining the allowance at the date indicated (dollars in thousands).

	Allowance for Loan and Lease Losses			Loans
Purchased Non-Credit Impaired Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Allowance	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Loans
December 31, 2017
Commercial real estate	$—	$230	$230	$—	$244,568	$244,568
Residential real estate	—	664	664	19	96,510	96,529
Owner-occupied real estate	—	88	88	3,264	115,030	118,294
Commercial, financial & agricultural	8	—	8	1,491	527,693	529,184
Consumer	—	5	5	—	2,161	2,161

Total purchased non-credit impaired loans	$8	$987	$995	$4,774	$985,962	$990,736

December 31, 2016
Commercial real estate	$—	$88	$88	$—	$260,739	$260,739
Residential real estate	—	72	72	157	144,439	144,596
Owner-occupied real estate	44	—	44	1,686	113,880	115,566
Commercial, financial & agricultural	—	235	235	568	35,638	36,206
Consumer	—	—	—	—	6,255	6,255

Total purchased non-credit impaired loans	$44	$395	$439	$2,411	$560,951	$563,362

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Activity in the allowance for loan and lease losses on purchased credit impaired loans is detailed as follows by portfolio segment for the periods presented (dollars in thousands):

Purchased Credit Impaired Loans	Commercial Real Estate	Residential Real Estate	Owner- Occupied Real Estate	Commercial, Financial & Agricultural	Consumer	Total
December 31, 2017
Beginning balance	$2,183	$1,196	$1,655	$38	$1	$5,073
Charge-offs	(446)	(140)	(457)	(238)	(5)	(1,286)
Recoveries	—	—	—	—	—	—
Provision for loan and lease losses before amount attributable to FDIC loss share agreements	(31)	186	(480)	242	12	(71)
Amount attributable to FDIC loss share agreements	—	—	—	—	—	—

Total provision for loan and lease losses charged to operations	(31)	186	(480)	242	12	(71)
Provision for loan and lease losses recorded through the FDIC loss share receivable	—	—	—	—	—	—

Ending balance	$1,706	$1,242	$718	$42	$8	$3,716

December 31, 2016
Beginning balance	$3,388	$1,893	$2,449	$60	$8	$7,798
Charge-offs	(936)	(977)	(298)	(273)	(56)	(2,540)
Recoveries	2,281	401	207	232	53	3,174
Provision for loan and lease losses before amount attributable to FDIC loss share agreements	(2,550)	(121)	(703)	19	(4)	(3,359)
Amount attributable to FDIC loss share agreements	—	—	—	—	—	—

Total provision for loan and lease losses charged to operations	(2,550)	(121)	(703)	19	(4)	(3,359)
Provision for loan and lease losses recorded through the FDIC loss share receivable	—	—	—	—	—	—

Ending balance	$2,183	$1,196	$1,655	$38	$1	$5,073

December 31, 2015
Beginning balance	$5,461	$2,298	$1,916	$567	$4	$10,246
Charge-offs	(7,251)	(1,441)	(1,374)	(1,929)	(138)	(12,133)
Recoveries	5,326	382	1,120	1,080	197	8,105
Provision for loan and lease losses before amount attributable to FDIC loss share agreements	(148)	654	787	342	(55)	1,580
Amount attributable to FDIC loss share agreements	(313)	(182)	(402)	(140)	(8)	(1,045)

Total provision for loan and lease losses charged to operations	(461)	472	385	202	(63)	535
Provision for loan and lease losses recorded through the FDIC loss share receivable	313	182	402	140	8	1,045

Ending balance	$3,388	$1,893	$2,449	$60	$8	$7,798

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the balance of purchased credit impaired loans and the allowance for loan and lease losses based on the method of determining the allowance at the dates indicated (dollars in thousands):

	Allowance for Loan and Lease Losses			Loans
Purchased Credit Impaired Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Allowance	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Loans
December 31, 2017
Commercial real estate	$1,052	$654	$1,706	$38,444	$61,849	$100,293
Residential real estate	128	1,114	1,242	3,029	37,303	40,332
Owner-occupied real estate	586	132	718	9,483	11,320	20,803
Commercial, financial & agricultural	32	10	42	2,318	11,733	14,051
Consumer	—	8	8	—	135	135

Total purchased credit impaired loans	$1,798	$1,918	$3,716	$53,274	$122,340	$175,614

December 31, 2016
Commercial real estate	$760	$1,423	$2,183	$29,387	$47,892	$77,279
Residential real estate	156	1,040	1,196	1,897	52,610	54,507
Owner-occupied real estate	1,471	184	1,655	8,376	15,604	23,980
Commercial, financial & agricultural	2	36	38	86	4,447	4,533
Consumer	—	1	1	8	339	347

Total purchased credit impaired loans	$2,389	$2,684	$5,073	$39,754	$120,892	$160,646

For each period indicated, a significant portion of the Company’s purchased credit impaired loans were past due, including many that were 90 days or more past due; however, such delinquencies were included in the Company’s performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, the referenced purchased credit impaired loans are not considered nonperforming assets.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impaired loans, segregated by class of loans, are presented in the following table (dollars in thousands):

	December 31, 2017			December 31, 2016
Impaired Loans (1):	Unpaid Principal Balance	Recorded Investment	Related Allowance	Unpaid Principal Balance	Recorded Investment	Related Allowance
With no related allowance recorded:
Construction, land & land development	$82	$79	$—	$4,565	$2,933	$—
Other commercial real estate	4,617	3,822	—	56	56	—

Total commercial real estate	4,699	3,901	—	4,621	2,989	—

Residential real estate	453	456	—	388	320	—
Owner-occupied real estate	4,172	4,015	—	193	188	—
Commercial, financial & agricultural	2,739	1,882	—	1,335	1,128	—
Consumer	51	40	—	2	2	—

Subtotal	12,114	10,294	—	6,539	4,627	—

With related allowance recorded:
Construction, land & land development	113	112	56	4,277	2,124	201
Other commercial real estate	—	—	—	—	—	—

Total commercial real estate	113	112	56	4,277	2,124	201

Residential real estate	1,452	1,399	699	891	825	413
Owner-occupied real estate	350	335	125	1,706	1,687	44
Commercial, financial & agricultural	872	821	318	308	298	146
Consumer	83	81	40	55	54	27

Subtotal	2,870	2,748	1,238	7,237	4,988	831

Total impaired loans	$14,984	$13,042	$1,238	$13,776	$9,615	$831

(1)	Includes loans with SBA guaranteed balances of $5.7 million and $3.0 million at December 31, 2017 and December 31, 2016, respectively.

The following table presents information related to the average recorded investment and interest income recognized on impaired loans for the periods presented (dollars in thousands):

	December 31, 2017		December 31, 2016		December 31, 2015
Impaired Loans:	Average Recorded Investment (1)	Interest Income Recognized (2)	Average Recorded Investment (1)	Interest Income Recognized (2)	Average Recorded Investment (1)	Interest Income Recognized (2)
Construction, land & land development	$3,526	$—	$5,824	$—	$3,354	$75
Other commercial real estate	2,076	8	165	—	1,106	56

Total commercial real estate	5,602	8	5,989	—	4,460	131

Residential real estate	1,218	—	1,641	—	818	18
Owner-occupied real estate	3,150	—	538	3	542	15
Commercial, financial & agricultural	2,565	1	1,670	24	733	20
Consumer	85	—	43	—	39	1

Total impaired loans	$12,620	$9	$9,881	$27	$6,592	$185

(1)	The average recorded investment for troubled debt restructurings was $2.8 million, $6.0 million and $3.5 million for the years ended December 31, 2017, 2016 and 2015, respectively.
(2)	The total interest income recognized on troubled debt restructurings was $8,000, $24,000 and $82,000 for the years ended December 31, 2017, 2016, 2015, respectively.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the recorded investment in nonaccrual loans by loan class at the dates indicated (dollars in thousands):

	December 31
Nonaccrual Loans	2017	2016
Construction, land & land development	$191	$5,057
Other commercial real estate	3,257	56

Total commercial real estate	3,448	5,113
Residential real estate	1,855	1,146
Owner-occupied real estate	4,350	1,874
Commercial, financial & agricultural	2,703	1,426
Consumer	121	56

Total nonaccrual loans	$12,477	$9,615

The following table presents an analysis of past due organic loans, by class of loans, at the dates indicated (dollars in thousands):

Organic Loans	30 - 89 Days Past Due	90 Days or greater Past Due	Total Past Due	Current	Total Loans	Loans > 90 Days and Accruing
December 31, 2017
Construction, land & land development	$487	$45	$532	$412,008	$412,540	$—
Other commercial real estate	—	—	—	949,594	949,594	—

Total commercial real estate	487	45	532	1,361,602	1,362,134	—

Residential real estate	1,868	92	1,960	194,265	196,225	—
Owner-occupied real estate	474	713	1,187	259,086	260,273	—
Commercial, financial & agricultural	865	122	987	429,218	430,205	—
Leases	—	—	—	52,396	52,396	—
Consumer	67	28	95	64,515	64,610	—

Total organic loans	$3,761	$1,000	$4,761	$2,361,082	$2,365,843	$—

December 31, 2016
Construction, land & land development	$49	$12	$61	$499,957	$500,018	$—
Other commercial real estate	—	—	—	754,790	754,790	—

Total commercial real estate	49	12	61	1,254,747	1,254,808	—

Residential real estate	157	118	275	144,020	144,295	—
Owner-occupied real estate	40	—	40	256,277	256,317	—
Commercial, financial & agricultural	247	283	530	326,851	327,381	—
Leases	—	—	—	71,724	71,724	—
Consumer	350	31	381	35,658	36,039	—

Total organic loans	$843	$444	$1,287	$2,089,277	$2,090,564	$—

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents an analysis of past due purchased non-credit impaired loans, by class of loans, at the dates indicated (dollars in thousands):

Purchased Non-Credit Impaired Loans	30 - 89 Days Past Due	90 Days or greater Past Due	Total Past Due	Current	Total Loans	Loans > 90 Days and Accruing
December 31, 2017
Construction, land & land development	$35	$—	$35	$25,873	$25,908	$—
Other commercial real estate	—	45	45	218,615	218,660	—

Total commercial real estate	35	45	80	244,488	244,568	—

Residential real estate	537	126	663	95,866	96,529	—
Owner-occupied real estate	283	1,590	1,873	116,421	118,294	—
Commercial, financial & agricultural	640	628	1,268	527,916	529,184	—
Consumer	28	13	41	2,120	2,161	—

Total purchased non-credit impaired loans	$1,523	$2,402	$3,925	$986,811	$990,736	$—

December 31, 2016
Construction, land & land development	$495	$—	$495	$50,713	$51,208	$—
Other commercial real estate	17	56	73	209,458	209,531	—

Total commercial real estate	512	56	568	260,171	260,739	—

Residential real estate	274	165	439	144,157	144,596	—
Owner-occupied real estate	387	1,687	2,074	113,492	115,566	—
Commercial & industrial	144	552	696	35,510	36,206	—
Consumer	38	2	40	6,215	6,255	—

Total purchased non-credit impaired loans	$1,355	$2,462	$3,817	$559,545	$563,362	$—

The following table presents an analysis of past due purchased credit impaired loans, by class of loans, at the dates indicated (dollars in thousands):

Purchased Credit Impaired Loans	30 - 89 Days Past Due	90 Days or greater Past Due	Total Past Due	Current	Total Loans
December 31, 2017
Construction, land & land development	$1	$1,881	$1,882	$11,663	$13,545
Other commercial real estate	363	3,303	3,666	83,082	86,748

Total commercial real estate	364	5,184	5,548	94,745	100,293

Residential real estate	1,519	1,876	3,395	36,937	40,332
Owner-occupied real estate	85	786	871	19,932	20,803
Commercial, financial & agricultural	201	224	425	13,626	14,051
Consumer	—	15	15	120	135

Total purchased credit impaired loans	$2,169	$8,085	$10,254	$165,360	$175,614

December 31, 2016
Construction, land & land development	$722	$1,853	$2,575	$13,962	$16,537
Other commercial real estate	346	3,148	3,494	57,248	60,742

Total commercial real estate	1,068	5,001	6,069	71,210	77,279

Residential real estate	1,210	2,787	3,997	50,510	54,507
Owner-occupied real estate	661	3,507	4,168	19,812	23,980
Commercial, financial & agricultural	29	61	90	4,443	4,533
Consumer	—	5	5	342	347

Total purchased credit impaired loans	$2,968	$11,361	$14,329	$146,317	$160,646

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Asset Quality Grades:

The Company assigns loans into risk categories based on relevant information about the ability of borrowers to pay their debts, such as current financial information, historical payment experience, credit documentation, public information and current economic trends, among other factors. A loan’s risk grade is assigned at inception based upon the strength of the repayment sources and reassessed periodically throughout the year. Loans over certain dollar thresholds identified as having weaknesses are subject to more frequent review. In addition, the Company’s internal loan review department provides an ongoing, comprehensive, and independent assessment of credit risk within the Company.

Loans are graded on a scale of 1 to 9. Pass grades are from 1 to 4. Descriptions of the general characteristics of grades 5 and above are as follows:

Watch (Grade 5)—Loans graded Watch are pass credits that have not met performance expectations or that have higher inherent risk characteristics warranting continued supervision and attention.

OAEM (Grade 6)—Loans graded OAEM (other assets especially mentioned) have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the Company’s credit position at some future date. OAEM loans are not adversely classified and do not expose the institution to sufficient risk to warrant adverse classification.

Substandard (Grade 7)—Loans classified as substandard are inadequately protected by the current sound worth and payment capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful (Grade 8)—Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss (Grade 9)—Loans classified as loss are considered uncollectible and have little value to the Company and their continuance as an active relationship is not warranted.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the risk grades of the organic loan portfolio, by class of loans, at the dates indicated (dollars in thousands):

Organic Loans	Pass	Watch	OAEM	Substandard	Doubtful	Total
December 31, 2017
Construction, land & land development	$371,358	$38,939	$2,086	$157	$—	$412,540
Other commercial real estate	920,168	22,229	3,365	3,832	—	949,594

Total commercial real estate	1,291,526	61,168	5,451	3,989	—	1,362,134

Residential real estate	188,918	3,668	1,488	2,151	—	196,225
Owner-occupied real estate	240,987	16,891	1,067	1,328	—	260,273
Commercial, financial & agricultural	421,114	7,870	123	1,098	—	430,205
Leases	47,908	4,488	—	—	—	52,396
Consumer	64,361	58	81	110	—	64,610

Total organic loans	$2,254,814	$94,143	$8,210	$8,676	$—	$2,365,843

December 31, 2016
Construction, land & land development	$470,686	$24,178	$97	$5,057	$—	$500,018
Other commercial real estate	718,969	35,821	—	—	—	754,790

Total commercial real estate	1,189,655	59,999	97	5,057	—	1,254,808

Residential real estate	139,393	2,484	460	1,958	—	144,295
Owner-occupied real estate	237,753	14,967	3,577	20	—	256,317
Commercial, financial & agricultural	325,161	920	624	676	—	327,381
Leases	60,849	10,875	—	—	—	71,724
Consumer	35,844	47	2	145	1	36,039

Total organic loans	$1,988,655	$89,292	$4,760	$7,856	$1	$2,090,564

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the risk grades of the purchased non-credit impaired loan portfolio, by class of loans, at the dates indicated (dollars in thousands):

Purchased Non-Credit Impaired Loans	Pass	Watch	OAEM	Substandard	Doubtful	Total
December 31, 2017
Construction, land & land development	$25,486	$385	$—	$37	$—	$25,908
Other commercial real estate	214,916	1,341	1,825	578	—	218,660

Total commercial real estate	240,402	1,726	1,825	615	—	244,568

Residential real estate	92,119	2,216	791	1,369	34	96,529
Owner-occupied real estate	110,034	3,227	1,280	3,753	—	118,294
Commercial, financial & agricultural	452,822	59,306	5,223	11,833	—	529,184
Consumer	2,091	3	—	37	30	2,161

Total purchased non-credit impaired loans	$897,468	$66,478	$9,119	$17,607	$64	$990,736

December 31, 2016
Construction, land & land development	$51,208	$—	$—	$—	$—	$51,208
Other commercial real estate	206,515	803	2,157	56	—	209,531

Total commercial real estate	257,723	803	2,157	56	—	260,739

Residential real estate	142,079	1,883	314	320	—	144,596
Owner-occupied real estate	107,096	6,310	—	2,160	—	115,566
Commercial, financial & agricultural	34,747	310	21	1,128	—	36,206
Consumer	6,247	5	—	3	—	6,255

Total purchased non-credit impaired loans	$547,892	$9,311	$2,492	$3,667	$—	$563,362

Classifications on purchased credit impaired loans are based upon the borrower’s ability to pay the current unpaid principal balance without regard to the net carrying value of the loan on the Company’s balance sheet. Because the values shown in the table below are based on each loan’s estimated cash flows, any expected losses should be covered by a combination of the specific reserves established in the allowance for loan and lease losses on purchased credit impaired loans plus the discounts to the unpaid principal balances reflected in the recorded investment of each loan.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the risk grades of the purchased credit impaired loan portfolio, by class of loans, at the dates indicated (dollars in thousands):

Purchased Credit Impaired Loans	Pass	Watch	OAEM	Substandard	Doubtful	Total
December 31, 2017
Construction, land & land development	$6,677	$809	$973	$5,086	$—	$13,545
Other commercial real estate	63,210	11,998	2,361	9,179	—	86,748

Total commercial real estate	69,887	12,807	3,334	14,265	—	100,293

Residential real estate	21,706	6,419	1,590	10,504	113	40,332
Owner-occupied real estate	7,181	4,896	818	7,908	—	20,803
Commercial, financial & agricultural	2,094	211	323	11,423	—	14,051
Consumer	60	28	21	26	—	135

Total purchased credit impaired loans	$100,928	$24,361	$6,086	$44,126	$113	$175,614

December 31, 2016
Construction, land & land development	$7,798	$1,150	$1,416	$6,173	$—	$16,537
Other commercial real estate	33,423	13,103	2,770	11,446	—	60,742

Total commercial real estate	41,221	14,253	4,186	17,619	—	77,279

Residential real estate	28,628	10,371	2,840	12,396	272	54,507
Owner-occupied real estate	7,736	4,884	794	10,566	—	23,980
Commercial, financial & agricultural	3,381	310	273	569	—	4,533
Consumer	53	100	173	21	—	347

Total purchased credit impaired loans	$81,019	$29,918	$8,266	$41,171	$272	$160,646

Troubled Debt Restructurings (TDRs)

Total troubled debt restructurings were $1.5 million and $5.0 million at December 31, 2017 and 2016, respectively. There was no related allowance for loan and lease losses at December 31, 2017 and $148,000 at December 31, 2016. At December 31, 2017 and 2016, there were no commitments to extend credit to a borrower with an existing troubled debt restructuring. Purchased credit impaired loans modified post-acquisition are not removed from their accounting pools and accounted for as TDRs, even if those loans would otherwise be deemed TDRs.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table provides information on troubled debt restructured loans that were modified during the periods presented (dollars in thousands):

	December 31, 2017			December 31, 2016			December 31, 2015
TDR Additions (1)	Number of Contracts	Pre- Modification Recorded Investment	Post- Modification Recorded Investment	Number of Contracts	Pre- Modification Recorded Investment	Post- Modification Recorded Investment	Number of Contracts	Pre- Modification Recorded Investment	Post- Modification Recorded Investment
Construction, land & land development	—	$—	$—	1	$4,168	$4,168	—	$—	$—
Other commercial real estate	1	569	569	—	—	—	—	—	—

Total commercial real estate	1	569	569	1	4,168	4,168	—	—	—
Residential real estate	—	—	—	—	—	—	—	—	—
Owner-occupied real estate	1	884	884	—	—	—	—	—	—
Commercial, financial & agricultural	—	—	—	—	—	—	1	577	577

Total modifications	2	$1,453	$1,453	1	$4,168	$4,168	1	$577	$577

(1)	The pre-modification and post-modification recorded investments represent amounts at the date of loan modifications. Since the modifications on these loans have been only interest rate concessions and payment term extensions, not principal reductions, the pre-modification and post-modification recorded investment amounts are the same.

During the years ended December 31, 2017, 2016, and 2015, there were no TDRs that subsequently defaulted within twelve months of their modification dates.

NOTE 6: PREMISES & EQUIPMENT

Premises and equipment are summarized as follows (dollars in thousands):

	December 31
	2017	2016
Land	$14,849	$14,632
Buildings and improvements	38,742	37,856
Furniture, fixtures, and equipment	18,939	16,961
Construction in progress	550	426

Premises and equipment, gross	73,080	69,875
Accumulated depreciation	(21,286)	(17,819)

Premises and equipment, net	$51,794	$52,056

Depreciation expense for premises and equipment was $3.7 million, $3.5 million, and $3.8 million for the years ended December 31, 2017, 2016, and 2015, respectively.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Leases

The Company has various operating leases on office locations with lease terms that range up to 8 years. These noncancelable operating leases are subject to renewal options and some leases provide for periodic rate adjustments according to the terms of the agreements.

Future minimum lease commitments under all noncancelable operating leases with terms of one year or more, excluding any renewal options, are as follows (dollars in thousands):

Years Ended December 31	Future Lease Commitments
2018	$4,627
2019	3,347
2020	3,261
2021	2,980
2022	3,049
Thereafter	3,518

Total (1)	$20,782

(1)	The total future minimum lease commitments have not been reduced by minimum sublease rentals of $3.4 million due in the future from noncancelable subleases.

Rent expense was $3.5 million, $3.2 million, and $3.1 million, for the years ended December 31, 2017, 2016, and 2015, respectively.

NOTE 7: GOODWILL & OTHER INTANGIBLE ASSETS

Changes to the carrying amounts of goodwill and identifiable intangible assets are presented in the table below (dollars in thousands):

	December 31
	2017	2016
Goodwill
Balance, beginning of year	$77,084	$36,357
Goodwill attributable to acquisitions	7,480	40,727

Balance, end of year	84,564	77,084

Core deposit and other intangibles
Balance, beginning of year	21,660	16,910
Core deposit and other intangibles attributable to acquisitions	1,100	4,750
Accumulated amortization	(11,726)	(8,911)

Balance, end of year	11,034	12,749

Total goodwill and other intangibles	$95,598	$89,833

The Company evaluates goodwill for impairment on at least an annual basis and more frequently if an event occurs or circumstances indicate carrying value exceeds fair value. At December 31, 2017, the Company performed a qualitative assessment to determine if it was more likely than not that the fair value exceeded carrying value. The qualitative assessment indicated that it was more likely than not that the fair value exceeded its carrying value, resulting in no impairment.

Amortization expense of $2.8 million, $2.1 million, and $1.8 million was recorded on total intangibles for the years ended December 31, 2017, 2016, and 2015, respectively.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Amortization expense for core deposit and other intangibles for the next five years is expected to be as follows (dollars in thousands):

Years Ended December 31	Core Deposit and Other Intangibles Amortization Expense
2018	$2,575
2019	2,492
2020	2,107
2021	1,778
2022	1,704
Thereafter	378

Total amortization expense	$11,034

NOTE 8: SBA SERVICING RIGHTS

All sales of SBA loans, consisting of the guaranteed portion, are executed on a servicing retained basis. These loans, which are partially guaranteed by the SBA, are generally secured by business property such as real estate, inventory, equipment, and accounts receivable. During the years ended December 31, 2017, 2016 and 2015 the Company sold SBA loans with unpaid principal balances totaling $50.3 million, $53.7 million and $42.1 million, respectively, and recognized $5.3 million, $5.4 million and $4.4 million, respectively, in gains on the loan sales. The Company retains the related loan servicing rights and receives servicing fees on the sold loans. Both the servicing fees and the gains on sales of loans are recorded in SBA income on the consolidated statements of income. SBA servicing fees totaled $1.7 million, $1.3 million and $978,000 for the years ended December 31, 2017, 2016 and 2015, respectively. At December 31, 2017 and 2016, the Company serviced SBA loans for others with unpaid principal balances totaling $185.6 million and $142.1 million, respectively.

The table below summarizes the activity in the SBA servicing rights asset for the period presented (dollars in thousands):

	December 31
SBA Servicing Rights	2017	2016	2015
Balance, beginning of year	$3,477	$2,626	$1,516
Additions	1,213	1,323	1,070
Fair value adjustments	(621)	(472)	40

Balance, end of year	$4,069	$3,477	$2,626

A summary of the key characteristics, inputs and economic assumptions used to estimate the fair value of the Company’s SBA servicing rights asset are as follows (dollars in thousands):

	December 31
SBA Servicing Rights	2017	2016
Fair value	$4,069	$3,477
Weighted average discount rate	12.9%	12.8%
Decline in fair value due to a 100 basis point adverse change	$(140)	$(122)
Decline in fair value due to a 200 basis point adverse change	(272)	(236)
Prepayment speed	9.1%	8.0%
Decline in fair value due to a 10% adverse change	$(141)	$(108)
Decline in fair value due to a 20% adverse change	(275)	(210)
Weighted average remaining life (years)	6.7	7.1

The risk inherent in the SBA servicing rights asset includes prepayments at different rates than anticipated or resolution of loans at dates not consistent with the estimated expected lives. These events would cause the value of the servicing asset to decline at a faster or slower rate than originally anticipated.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information about the SBA loans serviced by the Company at and for the periods presented is as follows (dollars in thousands):

	December 31, 2017
SBA Loans Serviced	Unpaid Principal Balance	30 - 89 Days Past Due	90 Days or Greater Past Due	Net Charge-offs for the year ended December 31, 2017
Serviced for others	$185,557	$1,555	$—	$—
Held-for-sale	10,420	—	—	—
Held-for-investment	153,810	2,508	6,627	684

Total SBA loans serviced	$349,787	$4,063	$6,627	$684

	December 31, 2016
SBA Loans Serviced	Unpaid Principal Balance	30 - 89 Days Past Due	90 Days or Greater Past Due	Net Charge-offs for the year ended December 31, 2016
Serviced for others	$142,069	$522	$—	$—
Held-for-sale	16,356	—	—	—
Held-for-investment	144,351	220	5,580	1,986

Total SBA loans serviced	$302,776	$742	$5,580	$1,986

NOTE 9: FDIC RECEIVABLE FOR LOSS SHARE AGREEMENTS

On May 21, 2015, State Bank entered into an agreement with the FDIC to terminate loss share coverage on all 12 of its FDIC-assisted acquisitions which occurred in 2009, 2010, and 2011. The termination resulted in the elimination of both the FDIC receivable for loss share agreements and the associated clawback liability.

The following table presents a summary of the calculation of the loss recognized as a result of the termination of the FDIC loss share agreements, including the clawback provisions and settlement of historic loss share and expense reimbursement claims (dollars in thousands):

For the Year Ended
December 31, 2015
Cash paid to the FDIC to settle loss share agreements	$(3,100)
FDIC loss share receivable	(16,959)
FDIC clawback payable	5,511

Loss on termination of FDIC loss share	(14,548)

Net amortization of FDIC receivable for loss share agreements during the period	(1,940)

Amortization of FDIC receivable for loss share agreements	$(16,488)

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table documents changes in the carrying value of the FDIC receivable for loss share agreements relating to purchased credit impaired loans and acquired other real estate owned previously covered under loss share agreements with the FDIC for the periods indicated (dollars in thousands):

For the Year Ended December 31
FDIC receivable for loss share agreements	2015
Balance, beginning of year	$22,320
Provision for loan and lease losses attributable to FDIC for loss share agreements	1,045
Wires sent (received)	1,784
Net recoveries	(6,627)
Amortization	(1,940)
External expenses qualifying under loss share agreements	377
Termination of FDIC loss share	(16,959)

Balance, end of year	$—

NOTE 10: DEPOSITS

Deposits are summarized as follows (dollars in thousands):

	December 31
	2017	2016
Noninterest-bearing demand deposits	$1,191,106	$984,419
Interest-bearing transaction accounts	688,150	664,350
Savings and money market deposits	1,626,238	1,292,867
Time deposits less than $250,000	560,529	388,164
Time deposits $250,000 or greater	154,604	78,685
Brokered and wholesale time deposits	22,508	22,680

Total deposits	$4,243,135	$3,431,165

Overdrawn deposit accounts reclassified as loans were $393,000 and $390,000 at December 31, 2017 and 2016, respectively.

The scheduled maturities of time, brokered, and wholesale deposits were as follows (dollars in thousands):

December 31, 2017
2018	$576,143
2019	96,001
2020	47,314
2021	10,776
2022	7,407

Total time, brokered, and wholesale deposits	$737,641

The Company had $18.2 million in brokered deposits at December 31, 2017, and had $14.3 million in brokered deposits at December 31, 2016.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11: SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

The Company utilizes securities sold under repurchase agreements to facilitate the needs of our customers. Securities sold under repurchase agreements consist of balances in the transaction accounts of commercial customers swept nightly to an overnight investment account and are collateralized with investment securities having a market value no less than the balance borrowed. The agreements bear interest rates determined by the Company. The investment securities pledged are subject to market fluctuations as well as prepayments of principal. The Company monitors the risk of the fair value of its pledged collateral falling below the balance of the repurchase agreements on a daily basis and may be required to provide additional collateral. Securities pledged as collateral are maintained with our safekeeping agent.

At December 31, 2017 and 2016, securities sold under repurchase agreements were $25.2 million and $25.7 million, respectively. These securities sold under repurchase agreements had a weighted average interest rate of .12% for both periods, all of which mature on an overnight and continuous basis. At December 31, 2017 and 2016, investment securities pledged for the outstanding repurchase agreements consisted of U.S. government sponsored agency mortgage-backed securities.

The Company assumed $2.0 million in federal funds purchased at December 31, 2016 through its acquisition of S Bankshares. These federal funds purchased carried a rate of 1.25% at December 31, 2016 and were paid off in January of 2017. At December 31, 2017, the Company had no federal funds purchased.

NOTE 12: OTHER BORROWINGS

The Company has several participation agreements with various provisions regarding collateral position, pricing and other matters where the junior participation interests were sold. The terms of the agreements do not convey proportionate ownership rights with equal priority to each participating interest and entitle the Company to receive principal and interest payments before other participating interest holders. Given the participations sold do not qualify as participating interests, they do not qualify for sale treatment in accordance with generally accepted accounting principles. As a result, the Company recorded the transactions as secured borrowings. The balance of the secured borrowings was $398,000 at December 31, 2017 and 2016, respectively. The loans are recorded at their gross balances outstanding and are included in organic loans on the consolidated statements of financial condition.

The Company assumed $47.0 million in FHLB borrowings at December 31, 2016 through its acquisitions of NBG Bancorp and S Bankshares. These borrowings were paid off in January of 2017. At December 31, 2017, the Company had no FHLB borrowings.

NOTE 13: DERIVATIVES INSTRUMENTS & HEDGING ACTIVITIES

Interest Rate Swaps and Caps

Risk Management Objective of Interest Rate Swaps and Caps

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity and credit risk, primarily by managing the amount, sources and duration of certain balance sheet assets and liabilities. In the normal course of business, the Company also uses derivative financial instruments to add stability to interest income or expense and to manage its exposure to movements in interest rates. The Company does not use derivatives for trading or speculative purposes and only enters into transactions that have a qualifying hedging relationship. The Company’s hedging strategies involving interest rate derivatives are classified as either Fair Value Hedges or Cash Flow Hedges, depending upon the rate characteristic of the hedged item.

Fair Value Hedge: As a result of interest rate fluctuations, fixed-rate assets and liabilities will appreciate or depreciate in fair value. When effectively hedged, this appreciation or depreciation will generally be offset by fluctuations in the fair value of the derivative instruments that are linked to the hedged assets and liabilities. This strategy is referred to as a fair value hedge.

Cash Flow Hedge: Cash flows related to floating-rate assets and liabilities will fluctuate with changes in an underlying rate index. When effectively hedged, the increases or decreases in cash flows related to the floating rate asset or liability will generally be offset by changes in cash flows of the derivative instrument designated as a hedge. This strategy is referred to as a cash flow hedge.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Credit and Collateral Risks for Interest Rate Swaps and Caps

The Company manages credit exposure on interest rate swap and cap transactions by entering in bilateral credit support agreement with each counterparty. The credit support agreements require collateralization of exposures beyond specified minimum threshold amounts. The details of these agreements, including the minimum thresholds, vary by counterparty. Refer to Note 14, Balance Sheet Offsetting, for more information on collateral pledged and received under these agreements.

The Company’s agreements with its interest rate swap and cap counterparties contain a provision where if either party defaults on any of its indebtedness, then it could also be declared in default on its derivative obligations. The agreements with derivative counterparties also include provisions that if not met, could result in the Company being declared in default. If the Company were to be declared in default, the counterparty could terminate the derivative positions and the Company and the counterparty would be required to settle their obligations under the agreements. At December 31, 2017, the Company had no derivatives in a net liability position under these agreements.

Mortgage Derivatives

Risk Management Objective of Mortgage Lending Activities

The Company also maintains a risk management program to manage interest rate risk and pricing risk associated with its mortgage lending activities. The risk management program includes the use of forward contracts and other derivatives that are recorded in the financial statements at fair value and are used to offset changes in value of the mortgage inventory due to changes in market interest rates. As a normal part of our operations, we enter into derivative contracts to economically hedge risks associated with overall price risk related to interest rate lock commitments (“IRLCs”) and mortgage loans held-for-sale for which the fair value option has been elected. Fair value changes occur as a result of interest rate movements as well as changes in the value of the associated servicing. Derivative instruments used include forward sale commitments and IRLCs.

Commitments to fund mortgage loans (interest rate locks) to be sold into the secondary market and forward commitments for the future delivery of mortgage loans to third party investors are considered derivatives. It is the Company’s practice to enter into forward commitments for the future delivery of mortgage loans in order to economically hedge the effect of changes in interest rates resulting from interest rate lock commitments.

Credit and Collateral Risks for Mortgage Lending Activities

The Company’s underlying risks are primarily related to interest rates and forward sales commitments entered into as part of its mortgage banking activities. Forward sales commitments are contracts for the delayed delivery or net settlement of an underlying instrument, such as a mortgage loan, in which the seller agrees to deliver on a specified future date, either a specified instrument at a specified price or yield or the net cash equivalent of an underlying instrument. These hedges are used to preserve the Company’s position relative to future sales of mortgage loans to third parties in an effort to minimize the volatility of the expected gain on sale from changes in interest rate and the associated pricing changes.

Derivative Fair Values

The table below presents the fair values of the Company’s derivatives at the dates indicated (dollars in thousands):

	Asset Derivatives (1)		Liability Derivatives (1)
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Derivatives Designated as Hedging Instruments
Interest rate swaps and caps	$2,011	$1,774	$116	$641
Derivatives Not Designated as Hedging Instruments
Interest rate swaps	$—	$19	$—	$85
Mortgage derivatives	616	1,362	238	459

(1)	All asset derivatives are located in “Other Assets” on the consolidated statements of financial condition and all liability derivatives are located in “Other Liabilities” on the consolidated statements of financial condition.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Derivatives Designated as Hedging Instruments

Fair Value Hedges

The Company uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps, designated as fair value hedges, involve the receipt of variable amounts from a counterparty in exchange for the Company making fixed payments over the life of the agreements without the exchange of the underlying notional amount. The gain or loss on the derivative as well as the offsetting gain or loss on the hedged item attributable to the hedged risk are recognized in earnings. At December 31, 2017, the Company had 84 interest rate swaps with an aggregate notional amount of $141.9 million, designated as fair value hedges associated with the Company’s fixed rate loan program.

The table below presents the effect of the Company’s derivatives in fair value hedging relationships for the periods presented (dollars in thousands):

		December 31
Interest Rate Products	Location	2017	2016	2015
Amount of gain (loss) recognized in income on derivatives	Noninterest income	$1,007	$1,863	$(956)
Amount of (loss) gain recognized in income on hedged items	Noninterest income	(1,057)	(1,680)	815

Total net (loss) gain recognized in income on fair value hedge ineffectiveness		$(50)	$183	$(141)

The Company recognized net (losses) gains of $(50,000), $183,000, and $(141,000) during the years ended December 31, 2017, 2016, and 2015, respectively, related to hedge ineffectiveness on the fair value swaps. The Company also recognized a net reduction in interest income of $912,000, $1.8 million, and $2.3 million for the years ended December 31, 2017, 2016, and 2015, respectively, related to the fair value hedges, which includes net settlements on derivatives and any amortization adjustment of the basis in the hedged items. Terminations of derivatives and related hedged items for interest rate swap agreements prior to their original maturity date resulted in the recognition of net losses of $65,000, $118,000, and $492,000 in interest income for the years ended December 31, 2017, 2016, and 2015, respectively, related to the unamortized basis in the hedged items.

Cash Flow Hedges

The Company uses interest rate caps as part of its interest rate risk management strategy. Interest rate caps, designated as cash flow hedges, involve the payment of a premium to a counterparty based on the notional size and cap strike rate. The Company’s current cash flow hedges are for the purpose of capping the interest rates paid on deposits, which protects the Company in a rising rate environment. The caps were purchased during the first quarter of 2013 to hedge the variable cash outflows associated with these liabilities; they originally had a five-year life and notional value of $200.0 million.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income (AOCI) and is subsequently reclassified into earnings in the period the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of derivatives that qualify as cash flow hedges is recognized directly in earnings. No hedge ineffectiveness was recognized on the Company’s cash flow hedges during the years ended December 31, 2017, 2016, or 2015.

Amounts reported in AOCI related to derivatives are reclassified to interest expense as the interest rate cap premium is amortized over the life of the cap. During the next twelve months, $88,000 is expected to be reclassified as a decrease to net interest income.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table below presents the effect of the Company’s derivatives in cash flow hedging relationships for the periods presented (dollars in thousands):

		December 31
Interest Rate Products	Location	2017	2016	2015
Amount of gain (loss) recognized in income on derivatives (effective portion)	OCI	$58	$(714)	$(2,294)
Amount of loss reclassified from AOCI into income (effective portion)	Interest expense	1,618	1,171	546

Total loss recognized in consolidated statements of comprehensive income		$(1,560)	$(1,885)	$(2,840)

Derivatives Not Designated as Hedging Instruments

Interest Rate Swaps

At December 31, 2017, the Company had no interest rate swaps that were not designated as fair value hedges associated with the Company’s fixed rate loan program. The income statement effect from the derivatives not designated as hedging instruments was net losses of $124,000, $51,000, and $147,000 during the years ended December 31, 2017, 2016, and 2015 respectively.

Mortgage Derivatives

Mortgage derivative fair value assets and liabilities are recorded in “Other Assets” and “Other Liabilities”, respectively, on the consolidated statements of financial condition. At December 31, 2017, the fair value of mortgage derivative assets was $616,000 and the fair value of mortgage derivative liabilities was $238,000. At December 31, 2016, the fair value of mortgage derivative assets was $1.4 million and the fair value of mortgage derivative liabilities was $459,000.

At December 31, 2017, the Company had approximately $36.3 million of interest rate lock commitments and $55.8 million of forward commitments for the future delivery of residential mortgage loans. The net gain (loss) related to interest rate lock commitments used for risk management was $78,000, $(280,000) and $347,000 for the years ended December 31, 2017, 2016, and 2015, respectively. The net (loss) gain for forward commitments related to these mortgage loans was $(603,000), $819,000, and $(34,000) for the years ended December 31, 2017, 2016, and 2015, respectively.

The table below presents the effect of the Company’s derivatives not designated as hedging instruments for the periods presented (dollars in thousands):

		December 31
Interest Rate Products	Location	2017	2016	2015
Amount of gain (loss) recognized in income on interest rate lock commitments	Noninterest income	$78	$(280)	$347
Amount of (loss) gain recognized in income on forward commitments	Noninterest income	(603)	819	(34)
Amount of loss recognized in income on interest rate swaps	Noninterest income	(124)	(51)	(147)

Amount of (loss) gain recognized in income on derivatives not designated as hedging instruments		$(649)	$488	$166

NOTE 14: BALANCE SHEET OFFSETTING

Certain financial instruments, including repurchase agreements and derivatives (interest rate swaps and caps), may be eligible for offset in the consolidated statements of financial condition and/or subject to master netting arrangements or similar agreements; however, the Company does not offset assets and liabilities under these arrangements for financial statement presentation purposes.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table below presents information about the Company’s financial instruments that are eligible for offset in the consolidated statements of financial condition at the dates presented (dollars in thousands):

	Gross Amounts Recognized	Gross Amounts Offset on the Statement of Financial Condition	Net Amounts Presented on the Statement of Financial Condition	Gross Amounts Not Offset on the Statement of Financial Condition		Net Amount
				Financial Instruments	Collateral Received/ Posted (1)
December 31, 2017
Offsetting Derivative Assets
Interest rate swaps and caps	$2,011	$—	$2,011	$(116)	$(1,895)	$—

Offsetting Derivative Liabilities
Interest rate swaps and caps	$116	$—	$116	$(116)	$—	$—
Repurchase agreements	25,209	—	25,209	—	(25,209)	—

Total liabilities	$25,325	$—	$25,325	$(116)	$(25,209)	$—

December 31, 2016
Offsetting Derivative Assets
Interest rate swaps and caps	$1,793	$—	$1,793	$(718)	$(1,075)	$—

Offsetting Derivative Liabilities
Interest rate swaps and caps	$726	$—	$726	$(718)	$—	$8
Repurchase agreements	25,722	—	25,722	—	(25,722)	—

Total liabilities	$26,448	$—	$26,448	$(718)	$(25,722)	$8

(1)	The application of collateral cannot reduce the net amount below zero; therefore, excess collateral received/posted is not reflected in this table. All positions are fully collateralized.

NOTE 15: STOCK WARRANTS

The Company has outstanding warrants purchased by current and former executive officers, directors and certain members of senior management. Warrant holders have the right to purchase one share of the Company’s common stock at strike prices ranging from $5.00 to $11.21 per share through the ten-year contractual period. The warrants were fully exercisable as of the purchase date. During 2017 and 2016, no new warrants were issued.

The following table represents the activity related to stock warrants:

	December 31
	2017		2016
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Outstanding warrants at beginning of year	133,912	$9.37	172,745	$9.52
Exercised	(51,008)	8.43	(38,833)	10.05

Outstanding warrants at end of year	82,904	$9.95	133,912	$9.37

NOTE 16: SHARE-BASED COMPENSATION

The Company maintains an incentive compensation plan that includes share-based compensation. The State Bank Financial Corporation 2011 Omnibus Equity Compensation Plan (the “Plan”) was approved by the Company’s shareholders in 2011 and authorizes up to 3,160,000 shares of stock for issuance in accordance with the Plan terms. The Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Performance Awards, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Bonus Stock and Stock Awards, or any combination of the foregoing, as the Independent Directors Committee serving as the Compensation Committee determines is best suited to the circumstances of the particular individual.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Option Awards

Option awards are granted with an exercise price equal to or greater than the market price of the Company’s common stock at the date of grant. The options include a vesting period, usually three years, and a ten-year contractual period. Certain option grants provide for accelerated vesting if there is a change in control of the Company or certain other conditions are met, as defined in the Plan document. At all times during the term of the Plan, the Company shall retain the number of shares required to satisfy option exercises as authorized and unissued shares in the Company’s treasury. Currently, the Company has a sufficient number of shares allocated to satisfy expected share option exercises.

During the periods ended December 31, 2016 and 2015 there was no stock option activity. There was no compensation expense recognized related to stock options for the years ended December 31, 2017, 2016 or 2015, as all options were vested in 2013.

The following table represents a summary of the activity related to stock options:

	December 31, 2017
	Number of Options	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value ($000)
Outstanding options, beginning of year	28,918	$14.37	4.6	361
Exercised	(28,918)	14.37	—	378

Outstanding options, end of year	—	$—	—	$—

The aggregate intrinsic value of a stock option in the table above represents the total pre-tax intrinsic value (the amount by which the current market value of the underlying stock exceeds the exercise price of the option) that would have been received by the option holders had all option holders exercised their options on December 31, 2017. This amount changes based on changes in the market value of the Company’s stock. The intrinsic value of options exercised during 2017 was $378,000.

Restricted Stock Awards

The Company has issued both time-based and performance-based shares of restricted stock to certain officers and independent directors under the Plan. The Plan allows for the issuance of restricted stock awards that may not be sold or otherwise transferred until certain restrictions have lapsed. The holders of the restricted stock receive dividends, if applicable, and have the right to vote the shares. The fair value of the restricted stock awarded under the Plan is recorded as unearned share-based compensation.

The unearned compensation related to time-based shares of restricted stock is amortized to compensation expense over the vesting period, generally five years. The total share-based compensation expense for these awards is determined based on the market price of the Company’s common stock at the date of grant applied to the total number of shares granted and is amortized over the vesting period.

The performance-based shares of restricted stock entitle the recipient to receive shares of the Company’s common stock upon the achievement of performance goals that are specified in the award agreement over a specified performance period. The unearned compensation related to performance-based shares of restricted stock is amortized to compensation expense over the vesting period, generally ten years. The total share-based compensation expense for these awards is determined based on the market price of the Company’s common stock at the date of grant applied to the total number of shares granted and is amortized over the vesting period. During 2015, the Company issued 558,000 performance-based shares of restricted stock with a ten year performance period, of which 92,000 were subsequently forfeited. There were no performance shares granted during the years ended December 31, 2017 and 2016.

Compensation expense recognized in the Company’s consolidated statements of income for restricted stock was $3.8 million, $3.9 million and $3.6 million for the years ended December 31, 2017, 2016 and 2015, respectively. The total recognized tax benefit related to the share-based compensation was $2.5 million, $1.8 million and $1.4 million for 2017, 2016 and 2015, respectively. Total unrecognized compensation cost related to unvested share-based compensation was $10.5 million at December 31, 2017 and is expected to be recognized over a weighted-average period of 3.4 years.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table represents a summary of the unvested restricted stock award activity:

	December 31, 2017
	Shares	Weighted Average Grant Date Fair Value
Balance, beginning of year	1,006,052	$18.28
Granted	146,254	27.10
Forfeited	(13,583)	19.95
Earned and issued	(161,061)	16.89

Balance, end of year	977,662	$19.80

Restricted stock awards of 146,254 shares, 85,575 shares, and 664,706 shares, respectively, were granted during 2017, 2016 and 2015 with a weighted-average grant date fair value of $27.10, $19.81 and $19.33, respectively.

NOTE 17: EMPLOYEE BENEFIT PLAN

The Company offers a defined contribution 401(k) Profit Sharing Plan (the “401(k) Plan”) that covers substantially all employees meeting certain eligibility requirements. The 401(k) Plan allows employees to make pre-tax or Roth after-tax salary deferrals to the 401(k) Plan and the Company matches these employee contributions on a basis equal to a uniform percentage of the salary deferrals. During 2017, 2016 and 2015, the Company matched employee contributions dollar-for-dollar up to 5% of eligible compensation, subject to 401(k) Plan and regulatory limits. Participants receive matching contributions the first quarter after completing three months of service and matching contributions made after January 1, 2013 are fully vested, regardless of years of service. Compensation expense related to the 401(k) Plan totaled $2.6 million, $2.3 million, and $2.2 million in 2017, 2016 and 2015, respectively.

NOTE 18: REGULATORY MATTERS

Regulatory Capital Requirements

The Company and State Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company and State Bank. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and State Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Measures of regulatory capital are an important tool used by regulators to monitor the financial health of financial institutions. The primary quantitative measures used to gauge capital adequacy are the Common Equity Tier 1, Tier 1, Total Capital Ratios to risk-weighted assets (risk-based capital ratios) and the ratio of Tier 1 capital to average total assets (leverage ratio). Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the Company and State Bank.

Beginning on January 1, 2015, the Company and State Bank became subject to the provisions of the Basel III final rule that governs the regulatory capital calculation, including transitional, or phase-in, provisions. The methods for calculating the risk-based capital ratios will change as the provisions of the Basel III final rule related to the numerator (capital) and denominator (risk-weighted assets) are fully phased in on January 1, 2019. The ongoing methodological changes will result in differences in the reported capital ratios from one reporting period to the next that are independent of applicable changes in the capital base, asset composition, off-balance sheet exposures or risk profile.

Beginning on January 1, 2016, the Company and State Bank must maintain a capital conservation buffer to avoid restrictions on capital distributions or discretionary bonus payments. This buffer must consist solely of Common Equity Tier 1 Capital, but the buffer applies to all three measurements (Common Equity Tier 1, Tier 1 capital and total capital) in addition to the minimum risk-based capital requirements. The capital conservation buffer required for 2017 is common equity equal to 1.25% of risk-weighted assets and will increase by .625% per year until reaching 2.5% beginning January 1, 2019.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The minimum regulatory capital ratios and ratios to be considered well-capitalized under prompt corrective action provisions at the dates indicated are presented in the table below:

	December 31, 2017		December 31, 2016
Capital Ratio Requirements	Minimum Requirement	Well- capitalized (1)	Minimum Requirement	Well- capitalized (1)
Common Equity Tier 1 Capital (CET1)	4.50%	6.50%	4.50%	6.50%
Tier 1 Capital	6.00%	8.00%	6.00%	8.00%
Total Capital	8.00%	10.00%	8.00%	10.00%
Tier 1 Leverage	4.00%	5.00%	4.00%	5.00%

(1)	The prompt corrective action provisions are only applicable at the bank level.

At December 31, 2017 and 2016, the Company and State Bank exceeded all regulatory capital adequacy requirements to which they were subject.

The Company’s regulatory ratios at the dates indicated are presented in the table below (dollars in thousands):

	December 31, 2017			December 31, 2016
	Actual		Required	Actual		Required
	Amount	Ratio	Minimum Amount	Amount	Ratio	Minimum Amount
Company
CET1 Capital	$547,822	12.61%	$195,433	$526,282	14.78%	$160,258
Tier 1 Capital	547,822	12.61%	260,578	526,282	14.78%	213,678
Total Capital	576,572	13.28%	347,437	552,880	15.52%	284,904
Tier 1 Leverage	547,822	11.24%	194,924	526,282	14.90%	141,273

State Bank’s regulatory ratios at the dates indicated are presented in the table below (dollars in thousands):

	December 31, 2017				December 31, 2016
	Actual		Required		Actual		Required
	Amount	Ratio	Minimum Amount	Well Capitalized Amount	Amount	Ratio	Minimum Amount	Well Capitalized Amount
State Bank
CET1 Capital	$481,135	11.10%	$194,972	$281,626	$463,164	13.06%	$159,535	$230,440
Tier 1 Capital	481,135	11.10%	259,962	346,617	463,164	13.06%	212,714	283,618
Total Capital	509,885	11.77%	346,617	433,271	489,762	13.81%	283,618	354,523
Tier 1 Leverage	481,135	9.90%	194,429	243,037	463,164	13.18%	140,572	175,715

Regulatory Restrictions on Dividends

Regulatory policy statements provide that generally bank holding companies should pay dividends only out of current operating earnings and that the level of dividends must be consistent with current and expected capital requirements. Dividends received from State Bank have been the primary source of funds available for the declaration and payment of dividends to the Company’s common shareholders.

Federal and state banking laws and regulations restrict the amount of dividends State Bank may distribute without prior regulatory approval. At December 31, 2017, State Bank had no capacity to pay dividends to the Company without prior regulatory approval.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2017, the Company had $55.1 million in cash and due from bank accounts, which can be used for additional capital as needed by the subsidiary bank, payment of holding company expenses, payment of dividends to shareholders or for other corporate purposes.

Other Regulatory Matters

The Company had required reserve balances at the Federal Reserve Bank of $29.6 million and $16.2 million at December 31, 2017 and 2016, respectively.

NOTE 19: COMMITMENTS AND CONTINGENT LIABILITIES

Commitments

In order to meet the financing needs of its customers, the Company maintains financial instruments with off-balance-sheet risk in the normal course of business. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit, interest rate and/or liquidity risk. Such financial instruments are recorded when they are funded and the related fees are generally recognized when collected.

Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed maturity dates or other termination clauses with required fee payments. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The amount of collateral required, if deemed necessary upon extension of credit, is determined on a case by case basis by management through credit evaluation of the customer.

Standby letters of credit are commitments guaranteeing performance of a customer to a third party. Those guarantees are issued primarily to support public and private borrowing arrangements. In order to minimize its exposure, the Company’s credit policies govern the issuance of standby letters of credit.

The Company’s exposure to credit loss is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments.

A summary of the Company’s commitments is as follows (dollars in thousands):

	December 31
	2017	2016
Commitments to extend credit:
Fixed	$65,117	$63,166
Variable	914,524	608,176
Letters of credit:
Fixed	5,978	6,985
Variable	11,428	3,239

Total commitments	$997,047	$681,566

The fixed rate loan commitments have maturities ranging from one month to thirteen years. Management takes appropriate actions to mitigate interest rate risk associated with these fixed rate commitments through various measures including, but not limited to, the use of derivative financial instruments.

Contingent Liabilities

Mortgage loan sales agreements contain covenants that may, in limited circumstances, require the Company to repurchase or indemnify the investors for losses or costs related to the loans the Company has sold. As a result of the potential recourse provisions, the Company established a recourse liability for mortgage loans held-for-sale. The recourse liability was $297,000 and $306,000 at December 31, 2017 and 2016, respectively.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Furthermore, in the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements.

NOTE 20: FAIR VALUE

Overview

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. As a basis for considering market participant assumptions in fair value measurements, the Financial Accounting Standards Board’s Accounting Standards Codification Topic 820 (“ASC 820”) Fair Value Measurements and Disclosures establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs classified within Level 3 of the hierarchy).

Fair Value Hierarchy

Level 1

Valuation is based on inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2

Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as interest rates, yield curves observable at commonly quoted intervals, and other market-corroborated inputs.

Level 3

Valuation is generated from techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flow models and similar techniques.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. The Company evaluates fair value measurement inputs on an ongoing basis in order to determine if there is a change of sufficient significance to warrant a transfer between levels. Transfers between levels of the fair value hierarchy are recognized on the actual date of the event or circumstances that caused the transfer, which generally coincides with the Company’s valuation process. For the years ended December 31, 2017 and 2016, there were no transfers between levels.

Fair Value Option

ASC 820 allows companies to report selected financial assets and liabilities at fair value using the fair value option. The changes in fair value are recognized in earnings and the assets and liabilities measured under this methodology are required to be displayed separately on the balance sheet. The Company records mortgage loans held-for-sale at fair value under the fair value option, which allows for a more effective offset of the changes in fair values of the loans and the derivative instruments used to hedge them without the burden of complying with the requirements for hedge accounting. See Note 1, Summary of Significant Accounting Policies.

Financial Assets and Financial Liabilities Measured on a Recurring Basis

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company uses the following methods and assumptions in estimating the fair value of its financial assets and financial liabilities on a recurring basis:

Investment Securities Available-for-Sale

At December 31, 2017, the Company’s investment portfolio primarily consisted of U.S. government agency mortgage-backed securities, nonagency mortgage-backed securities, U.S. government securities, municipal securities, asset-backed securities, and corporate securities. Fair values for U.S. Treasury and equity securities are determined by obtaining quoted prices on nationally recognized securities exchanges utilizing Level 1 inputs. Other securities classified as available-for-sale are reported at fair value utilizing Level 2 inputs. The fair value of other securities classified as available-for-sale are determined using widely accepted valuation techniques including matrix pricing and broker-quote-based applications. Inputs may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other relevant items. The Company reviews the prices supplied by the independent pricing service, as well as their underlying pricing methodologies, for reasonableness and to ensure such prices are aligned with traditional pricing matrices. From time to time, the Company validates the appropriateness of the valuations provided by the independent pricing service to prices obtained from an additional third party or prices derived using internal models.

Hedged Loans

Loans involved in fair value hedges are recorded at fair value on a recurring basis. The estimated fair value is determined using Level 2 inputs consistent with the valuation methodology for interest rate swaps discussed below. The Company does not record other loans held for investment at fair value on a recurring basis.

Mortgage Loans Held-for-Sale

Mortgage loans held-for-sale are recorded at fair value on a recurring basis. The estimated fair value is determined using Level 2 inputs based on observable data such as the existing forward commitment terms or the current market value of similar loans. After origination and prior to sale, the mortgage loans held-for-sale accrue interest income, recorded in “interest income” on the consolidated statements of income, based on the contractual terms of the loans. Refer to Note 1, Summary of Significant Accounting Policies, for more information on the accounting for mortgage loans held-for-sale.

At December 31, 2017 and 2016, the aggregate fair value of the mortgage loans held-for-sale was $25.8 million and $35.8 million, respectively. At December 31, 2017 and 2016, the contractual balance including accrued interest was $25.2 million and $35.6 million, respectively, with a fair value mark totaling $544,000 and $209,000, respectively. None of the loans were 90 days or more past due or on nonaccrual at December 31, 2017 or 2016. The gain (loss) recognized for the change in fair value of the mortgage loans held-for-sale, included in “mortgage banking income” on the consolidated statements of income, was $334,000, $(757,000) and $182,000 for the years ended December 31, 2017, 2016 and 2015, respectively.

Derivative Financial Instruments

Swaps and Caps

The Company uses interest rate swaps to provide longer-term fixed rate funding to its customers and interest rate caps to mitigate the interest rate risk on its variable rate liabilities. The majority of these derivatives are traded within highly active dealer markets. In order to determine the fair value of these instruments, the Company utilizes the exchange price or dealer market price for the particular derivative contract. Therefore, these derivative contracts are classified as Level 2. The Company utilizes an independent third party valuation company to validate the dealer prices. In cases where significant credit valuation adjustments are incorporated into the estimation of fair value, reported amounts are considered to have been derived utilizing Level 3 inputs.

The Company evaluates the credit risk of its counterparties as well as that of the Company. The Company has considered factors such as the likelihood of default by the Company and its counterparties, its net exposures, and remaining contractual life, among other things, in determining if any fair value adjustments related to credit risk are required. Counterparty exposure is evaluated by netting positions that are subject to master netting arrangements, as well as considering the amount of collateral securing the position. The Company reviews its counterparty exposure on a regular basis, and, when necessary, appropriate business actions are taken to adjust the exposure. The Company also utilizes this approach to estimate its own credit risk on

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

derivative liability positions. To date, the Company has not realized any losses due to a counterparty’s inability to pay any net uncollateralized position.

Mortgage Derivatives

Mortgage derivatives include interest rate lock commitments to originate residential mortgage loans held-for-sale. The Company relies on an internal valuation model to estimate the fair value of its interest rate lock commitments to originate residential mortgage loans held-for-sale. The model groups the interest rate lock commitments by interest rate and term, applies an estimated pull-through rate based on historical experience, and then multiplies by quoted investor prices which were determined to be reasonably applicable to the loan commitment group based on interest rate, term, and rate lock expiration date of the loan commitment group. While there are Level 2 and 3 inputs used in the valuation model, the Company has determined that the majority of the inputs significant in the valuation of the interest rate lock commitments fall within Level 3 of the fair value hierarchy. Changes in the fair values of these derivatives are included in “mortgage banking income” on the consolidated statements of income.

Mortgage derivatives also include forward commitments to sell residential mortgage loans to various investors when interest rate locks are entered into, in order to hedge the change in interest rates resulting from its commitment to fund loans. The Company also relies on an internal valuation model to estimate the fair value of its forward commitments to sell residential mortgage loans (i.e., an estimate of what the Company would receive or pay to terminate the forward delivery contract based on market prices for similar financial instruments), which includes matching specific terms and maturities of the forward commitments against applicable investor pricing available (Level 2). Changes in the fair values of these derivatives are included in “mortgage banking income” on the consolidated statements of income.

SBA Servicing Rights

The Company has the rights to service a portfolio of SBA loans. The SBA servicing rights are measured at fair value when loans are sold on a servicing retained basis. The servicing rights are subsequently measured at fair value on a recurring basis utilizing Level 3 inputs. Management uses a model operated and maintained by a third party to calculate the present value of future cash flows using the third party’s market-based assumptions. The future cash flows for each asset are based on the asset’s unique characteristics and the third party’s market-based assumptions for prepayment speeds, default and voluntary prepayments. For non-guaranteed portions of servicing assets, future cash flows are estimated using loan specific assumptions for losses and recoveries. Adjustments to fair value are recorded as a component of “SBA income” on the consolidated statements of income.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following tables present the financial assets and financial liabilities measured at fair value on a recurring basis at the dates indicated, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value (dollars in thousands):

December 31, 2017	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
U.S. Government securities	$—	$69,559	$—	$69,559
Residential mortgage-backed securities — nonagency	—	118,710	—	118,710
Residential mortgage-backed securities — agency	—	575,849	—	575,849
Corporate securities	—	109,852	—	109,852
Hedged loans	—	139,391	—	139,391
Mortgage loans held-for-sale	—	25,791	—	25,791
Mortgage derivatives	—	101	515	616
Interest rate swaps and caps	—	2,011	—	2,011
SBA servicing rights	—	—	4,069	4,069

Total recurring assets at fair value	$—	$1,041,264	$4,584	$1,045,848

Liabilities:
Interest rate swaps and caps	$—	$116	$—	$116
Mortgage derivatives	—	38	200	238

Total recurring liabilities at fair value	$—	$154	$200	$354

December 31, 2016	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
U.S. Government securities	$—	$88,649	$—	$88,649
States and political subdivisions	—	301	—	301
Residential mortgage-backed securities — nonagency	—	154,009	—	154,009
Residential mortgage-backed securities — agency	—	529,302	—	529,302
Corporate securities	—	74,917	—	74,917
Hedged loans	—	167,165	—	167,165
Mortgage loans held-for-sale	—	35,813	—	35,813
Mortgage derivatives	—	663	699	1,362
Interest rate swaps and caps	—	1,793	—	1,793
SBA servicing rights	—	—	3,477	3,477

Total recurring assets at fair value	$—	$1,052,612	$4,176	$1,056,788

Liabilities:
Interest rate swaps and caps	$—	$726	$—	$726
Mortgage derivatives	—	14	445	459

Total recurring liabilities at fair value	$—	$740	$445	$1,185

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following tables present a reconciliation of all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (level 3) for the periods presented (dollars in thousands):

	December 31
SBA Servicing Rights	2017	2016	2015
Balance, beginning of year	$3,477	$2,626	$1,516
Additions	1,213	1,323	1,070
Fair value adjustments (1)	(621)	(472)	40

Balance, end of year	$4,069	$3,477	$2,626

(1)	Fair value adjustments are recorded as a component of “SBA income” on the consolidated statements of income.

	December 31
	2017		2016		2015
Mortgage Derivatives	Other Assets	Other Liabilities	Other Assets	Other Liabilities	Other Assets	Other Liabilities
Balance, beginning of year	$699	$445	$651	$361	$—	$—
Acquired	—	—	—	—	272	135
Issuances (1)	2,058	1,367	2,529	2,041	1,934	1,500
Settlements and closed loans (1)	(2,242)	(1,612)	(2,481)	(1,957)	(1,555)	(1,274)

Balance, end of year	$515	$200	$699	$445	$651	$361

(1)	Total gain (loss) on the change in fair value, recorded as a component of “mortgage banking income” on the consolidated statements of income was $61,000, $(36,000) and $153,000, respectively for the years ended December 31, 2017, 2016 and 2015.

Financial Assets Measured on a Nonrecurring Basis

The Company uses the following methods and assumptions in estimating the fair value of its financial assets on a nonrecurring basis:

Impaired Loans

Loans, excluding purchased credit impaired loans, are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The fair values of impaired loans are measured on a nonrecurring basis and are based on the underlying collateral value of each loan if repayment is expected solely from the collateral. Collateral values are estimated using Level 2 inputs that are based on observable market data such as an appraisal. Updated appraisals are obtained on at least an annual basis. Level 3 inputs are based on the Company’s customized discounting criteria when management determines the fair value of the collateral is further impaired.

The following table presents financial assets measured at fair value on a nonrecurring basis at the dates indicated, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value (dollars in thousands):

	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
December 31, 2017
Impaired loans	$—	$—	$11,804	$11,804

Total nonrecurring assets at fair value	$—	$—	$11,804	$11,804

December 31, 2016
Impaired loans	$—	$—	$8,784	$8,784

Total nonrecurring assets at fair value	$—	$—	$8,784	$8,784

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impaired loans, excluding purchased credit impaired loans, that are measured for impairment using the fair value of collateral for collateral dependent loans had recorded investments of $13.0 million and $9.6 million with respective valuation allowances of $1.2 million and $831,000 at December 31, 2017 and 2016, respectively.

Nonfinancial Assets Measured on a Nonrecurring Basis

The Company uses the following methods and assumptions in estimating the fair values of its nonfinancial assets on a nonrecurring basis:

Other Real Estate Owned

Other real estate owned (“OREO”) consists of real estate acquired through foreclosure or a deed in lieu of foreclosure in satisfaction of a loan, OREO acquired in a business acquisition, and banking premises no longer used for a specific business purpose. Real estate obtained in satisfaction of a loan is initially recorded at the lower of the principal investment in the loan or the fair value of the collateral less estimated costs to sell at the time of foreclosure with any excess in loan balance charged against the allowance for loan and lease losses. OREO acquired in a business acquisition is recorded at fair value on Day 1 of the acquisition. Banking premises no longer used for a specific business purpose is transferred into OREO at the lower of its carrying value or fair value less estimated costs to sell with any excess in the carrying value charged to noninterest expense. For all fair value estimates of the real estate properties, management considers a number of factors such as appraised values, estimated selling prices, and current market conditions, resulting in a Level 3 classification. Management periodically reviews the carrying value of OREO for impairment and adjusts the values as appropriate through noninterest expense.

The following table presents nonfinancial assets measured at fair value on a nonrecurring basis at the dates indicated, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value (dollars in thousands):

	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
December 31, 2017
Other real estate owned	$—	$—	$1,204	$1,204

December 31, 2016
Other real estate owned	$—	$—	$13,292	$13,292

The following table is a reconciliation of the fair value measurement of other real estate owned disclosed in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, to the amount recorded on the consolidated statements of financial condition (dollars in thousands):

	December 31
	2017	2016
Other Real Estate Owned
Other real estate owned at fair value	$1,204	$13,292
Estimated selling costs and other adjustments	(309)	(2,395)

Other real estate owned	$895	$10,897

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Unobservable Inputs for Level 3 Fair Value Measurements

The following tables provide information describing the unobservable inputs used in Level 3 fair value measurements at the dates indicated (dollars in thousands):

December 31, 2017	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
SBA servicing rights	$4,069	Discounted cash flows	Discount rate	10% - 22% (13%)
			Prepayment speed	4% - 13% (9%)
Mortgage derivatives—asset	$515	Pricing model	Pull-through rate	84%
Mortgage derivatives—liability	$200	Pricing model	Pull-through rate	84%
Impaired loans—collateral dependent	$11,804	Third party appraisal	Management discount for property type and recent market volatility	0% - 50% (9%)
Other real estate owned	$1,204	Third party appraisal	Management discount for property type and recent market volatility	0% - 33% (12%)

December 31, 2016	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
SBA servicing rights	$3,477	Discounted cash flows	Discount rate	9% - 18% (13%)
			Prepayment speed	3% - 11% (8%)
Mortgage derivatives—asset	$699	Pricing model	Pull-through rate	84%
Mortgage derivatives—liability	$445	Pricing model	Pull-through rate	84%
Impaired loans—collateral dependent	$8,784	Third party appraisal	Management discount for property type and recent market volatility	0% - 50% (9%)
Other real estate owned	$13,292	Third party appraisal	Management discount for property type and recent market volatility	0% - 68% (16%)

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Assets and Financial Liabilities

The following table includes the estimated fair value of the Company’s financial assets and financial liabilities (dollars in thousands). The methodologies for estimating the fair value of financial assets and financial liabilities measured on a recurring and nonrecurring basis are discussed above. The methodologies for estimating the fair value for other financial assets and financial liabilities are discussed below. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies; however, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation techniques may have a material effect on the estimated fair value amounts at December 31, 2017 and 2016.

		December 31, 2017		December 31, 2016
	Fair Value Hierarchy Level	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets:
Cash and cash equivalents	Level 1	$230,877	$230,877	$149,593	$149,593
Investment securities available-for-sale	Level 2	873,970	873,970	847,178	847,178
Investment securities held-to-maturity	Level 2 & 3	32,852	33,351	67,063	67,435
Loans held-for-sale	Level 2	36,211	37,580	52,169	53,770
Loans, net	Level 2 & 3	3,503,443	3,513,057	2,787,974	2,820,484
Other real estate owned	Level 3	895	1,204	10,897	13,292
Interest rate swaps and caps	Level 2	2,011	2,011	1,793	1,793
Mortgage derivatives	Levels 2 & 3	616	616	1,362	1,362
SBA servicing rights	Level 3	4,069	4,069	3,477	3,477
Accrued interest receivable	Level 2	14,906	14,906	10,210	10,210
Federal Home Loan Bank stock	Level 3	4,651	4,651	5,680	5,680
Liabilities:
Deposits	Level 2	$4,243,135	$4,237,883	$3,431,165	$3,430,405
Federal funds purchased and securities sold under agreements to repurchase	Level 2	25,209	25,209	27,673	27,673
FHLB Borrowings	Level 2	—	—	47,014	47,014
Notes payable	Level 2	398	398	398	398
Interest rate swaps and caps	Level 2	116	116	726	726
Mortgage derivatives	Levels 2 & 3	238	238	459	459
Accrued interest payable	Level 2	3,750	3,750	2,312	2,312

Cash and Cash Equivalents

The carrying amount approximates fair value because of the short maturity of these instruments.

Investment Securities Held-to-Maturity

Fair values are determined using quoted market prices or dealer quotes in the same manner as investment securities available-for-sale.

Organic and Purchased Non-Credit Impaired Loans

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type. The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturities using estimated market discount rates that reflect observable market information incorporating the credit, liquidity, yield, and other risks inherent in the loan. The estimate of maturity is based on the Company’s historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of the current economic and lending conditions.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Purchased Credit Impaired Loans

Purchased credit impaired loans are recorded at fair value at the date of acquisition. The fair values of loans with evidence of credit deterioration are recorded net of a nonaccretable discount and an accretable discount. Subsequent decreases to the expected cash flows will generally result in a provision for loan and lease losses. Subsequent increases to the expected cash flows results in a reversal of the provision for loan and lease losses to the extent of prior changes or a reclassification of the difference from the nonaccretable to accretable discount with a positive impact on the accretable discount.

Accrued Interest Receivable and Accrued Interest Payable

The carrying amounts are a reasonable estimate of fair values.

Federal Home Loan Bank Stock

Federal Home Loan Bank stock, classified as a restricted equity security, is considered a Level 3 asset as little or no market activity exists for the security; therefore, the security’s value is not market observable and is carried at original cost basis as cost approximates fair value.

Deposits

The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, interest-bearing deposits, and savings and money market deposits, is equal to the amount payable on demand. The fair value of time deposits is estimated by discounting the expected life. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Federal Funds Purchased and Securities Sold Under Repurchase Agreements

The fair value of federal funds purchased and securities sold under agreements to repurchase approximates the carrying amount because of the short maturity of these borrowings.

FHLB Borrowings

The carrying amount approximates fair value because of the short maturity of these instruments.

Notes Payable

Notes payable are variable rate subordinated debt for which performance is based on the underlying notes receivable interest rates adjust according to market value; therefore, the carrying amount approximates fair value.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21: INCOME TAXES

The components of income tax expense were as follows (dollars in thousands):

	Years Ended December 31
	2017	2016	2015
Current tax provision:
Federal	$27,484	$12,599	$35,151
State	2,926	540	5,126

Total current tax provision	30,410	13,139	40,277

Deferred tax provision:
Federal	10,010	10,958	(20,831)
State	622	2,087	(3,997)

Total deferred tax provision	10,632	13,045	(24,828)

Total income tax provision	$41,042	$26,184	$15,449

Income tax expense differed from amounts computed by applying the Federal statutory rate of 35% to income before income taxes due to the following factors (dollars in thousands):

	Years Ended December 31
	2017	2016	2015
Federal taxes at statutory rate	$30,666	$25,821	$15,355
Increase (reduction) in income taxes resulting from:
State taxes, net of federal benefit	2,306	1,708	734
Tax-exempt interest	(361)	(355)	(357)
Bank-owned life insurance income	(680)	(675)	(674)
Tax rate change—Tax Cuts and Jobs Act of 2017	8,106	—	—
Merger election	2,545	—	—
Stock based compensation	(904)	(255)	—
Other	(636)	(60)	391

Income tax expense	$41,042	$26,184	$15,449

On December 22, 2017, the Tax Cuts and Jobs Act was enacted. Among other things, the new law establishes a new, flat corporate federal statutory income tax rate of 21% effective January 1, 2018. At the enactment date, the Company revalued its deferred tax assets and liabilities based upon the newly enacted statutory rate of 21%, which is the rate at which these assets and liabilities are expected to reverse, and recognized provisional tax expense of $8.1 million. The ultimate impact of the Tax Cuts and Jobs Act may differ from this provisional amount due to changes in management’s interpretations and assumptions, as well as additional regulatory guidance that may be issued. The provisional amount is expected to be finalized when the 2017 federal tax return is filed in 2018. The Company elected to treat its acquisition of AloStar as an acquisition of assets rather than an acquisition of stock for tax purposes. This election resulted in tax expense of $2.5 million to remeasure the deferred tax assets and liabilities related to the acquisition.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The components of the net deferred tax asset included in other assets in the accompanying consolidated statement of financial condition are as follows (dollars in thousands):

	December 31
	2017	2016
Deferred tax assets
Allowance for loan and lease losses	$7,274	$10,288
Net operating losses and credit carryforward	4,125	6,649
Accrued compensation	4,046	5,585
Tax basis difference on acquired assets	2,864	6,407
Other real estate owned	128	497
Unrealized losses on cash flow hedges	22	682
Estimated loss on acquired failed bank assets	2,646	6,327
Unrealized losses on securities available-for-sale	843	834
Other	1,125	538

Total deferred tax assets	23,073	37,807

Deferred tax liabilities
Intangible asset basis difference	$(4,427)	$(7,163)
Premises and equipment	(1,598)	(2,406)
Other	(1,472)	(989)

Total deferred tax liabilities	(7,497)	(10,558)

Net Deferred Tax Asset	$15,576	$27,249

Based on management’s belief that it is more likely than not that all net deferred tax asset benefits will be realized, there was no valuation allowance at either December 31, 2017 or 2016. At December 31, 2017 and 2016, the Company had Federal and State tax net operating loss carryforwards, related to the Bank of Atlanta and S Bank acquisitions, of approximately $16.3 million and $17.2 million, respectively. The loss carryforwards can be deducted annually from future taxable income through 2036, subject to an annual limitation of approximately $1.0 million. Currently, tax years 2014 to present are open for examination by Federal and State taxing authorities.

NOTE 22: EARNINGS PER SHARE

The Company has granted stock compensation awards with nonforfeitable dividend rights which are considered participating securities. As such, earnings per share is calculated using the two-class method. Basic earnings per share is calculated by dividing net income allocated to common shareholders by the weighted average number of common shares outstanding during the period which excludes the participating securities. Diluted earnings per share includes the dilutive effect of additional potential common shares from stock compensation awards and warrants. There were no anti-dilutive securities excluded from the computation of earnings per share in the periods presented.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Earnings per share have been computed based on the following weighted average number of common shares outstanding (dollars in thousands, except per share data):

	Years Ended December 31
	2017	2016	2015
Numerator:
Net income per consolidated statements of income	$46,574	$47,591	$28,423
Net income allocated to participating securities	(1,222)	(1,303)	(783)

Net income allocated to common stock	$45,352	$46,288	$27,640

Basic earnings per share computation:
Net income allocated to common stock	$45,352	$46,288	$27,640

Weighted average common shares outstanding, including shares considered participating securities	38,945,515	36,942,866	35,796,497
Less: Average participating securities	(1,022,195)	(1,011,338)	(985,642)

Weighted average shares	37,923,320	35,931,528	34,810,855

Basic earnings per share	$1.20	$1.29	$.79

Diluted earnings per share computation:
Net income allocated to common stock	$45,352	$46,288	$27,640

Weighted average common shares outstanding for basic earnings per share	37,923,320	35,931,528	34,810,855
Weighted average dilutive grants	71,337	102,115	1,231,864

Weighted average shares and dilutive potential common shares	37,994,657	36,033,643	36,042,719

Diluted earnings per share	$1.19	$1.28	$.77

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23: ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income, or AOCI, is reported as a component of shareholders’ equity. AOCI can include, among other items, unrealized holding gains and losses on investment securities available-for-sale, unrealized gains and losses on investment securities available-for-sale transferred to held-to-maturity and gains and losses on derivative instruments that are designated as, and qualify as, cash flow hedges. The components of AOCI are reported net of related tax effects.

The components of AOCI and changes in those components are as follows (dollars in thousands):

	Investment Securities Available-for-Sale	Held-to-Maturity Securities Transferred from Available-for-Sale	Cash Flow Hedges (Effective Portion)	Total
Balance, December 31, 2014	$4,210	$—	$(290)	$3,920

Other comprehensive loss before income taxes:
Net change in unrealized losses	(6,955)	—	(2,294)	(9,249)
Amounts reclassified for net (gains) losses realized and included in earnings	(354)	—	546	192
Income tax benefit	(2,827)	—	(676)	(3,503)

Balance, December 31, 2015	$(272)	$—	$(1,362)	$(1,634)

Other comprehensive loss before income taxes:
Net change in unrealized losses	(1,196)	—	(714)	(1,910)
Amounts reclassified for net (gains) losses realized and included in earnings	(489)	—	1,171	682
Transfer of net unrealized loss from available-for-sale to held-to-maturity	172	(172)	—	—
Amortization of net unrealized losses on securities transferred to-held-to-maturity	—	(3)	—	(3)
Income tax (benefit) expense	(585)	—	177	(408)

Balance, December 31, 2016	$(1,200)	$(175)	$(1,082)	$(2,457)

Other comprehensive loss before income taxes:
Net change in unrealized (losses) gains	(2,874)	—	58	(2,816)
Amounts reclassified for net losses realized and included in earnings	1,453	—	1,618	3,071
Amortization of net unrealized losses on securities transferred to held-to-maturity	—	196	—	196
Adoption of ASU 2018-02	(442)	—	(11)	(453)

Income tax (benefit) expense	(540)	—	648	108

Balance, December 31, 2017	$(2,523)	$21	$(65)	$(2,567)

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reclassifications from AOCI into income for the periods presented are as follows (dollars in thousands):

	December 31
Reclassifications from AOCI into income and affected line items on Consolidated Statements of Income	2017	2016	2015
Investment securities available-for-sale
(Loss) gain on sale of investment securities	$(1,453)	$489	$354
Income tax benefit (expense)	558	(189)	(137)

Net income	$(895)	$300	$217

Cash flow hedges (effective portion)
Interest expense on deposits	$(1,618)	$(1,171)	$(546)
Income tax benefit	621	453	211

Net income	$(997)	$(718)	$(335)

NOTE 24: CONDENSED FINANCIAL INFORMATION OF STATE BANK FINANCIAL CORPORATION (PARENT COMPANY ONLY FINANCIAL STATEMENTS)

Condensed Statements of Financial Condition

(Dollars in thousands)

	December 31
	2017	2016
Assets
Cash and due from banks	$55,099	$79,129
Securities available-for-sale	1,515	1,546
Securities held-to-maturity	10,161	10,259
Investment in subsidiary	574,769	550,346
Other assets	939	8,082

Total assets	$642,483	$649,362

Liabilities
Other liabilities	$932	$35,729

Total liabilities	932	35,729

Shareholders’ equity	641,551	613,633

Total liabilities and shareholders’ equity	$642,483	$649,362

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Statements of Income

(Dollars in thousands)

	Years Ended December 31
	2017	2016	2015
Interest income:
Interest income	$934	$940	$57

Net interest income	934	940	57

Noninterest income:
Dividends from subsidiary	24,400	58,000	17,900
Other income	416	243	3,125

Total noninterest income	24,816	58,243	21,025

Noninterest expense:
Salaries and employee benefits	1,425	2,246	7,537
Other noninterest expense	1,807	1,485	4,685

Total noninterest expense	3,232	3,731	12,222

Income before income tax and equity in undistributed net income of subsidiary	22,518	55,452	8,860
Income tax benefit	(374)	(1,306)	(3,413)

Income before equity in undistributed net income of subsidiary	22,892	56,758	12,273
Equity in earnings of subsidiary greater than (less than) dividends received	23,682	(9,167)	16,150

Net income	$46,574	$47,591	$28,423

Condensed Statements of Cash Flows

(Dollars in thousands)

	Years Ended December 31
	2017	2016	2015
Cash flows from operating activities:
Net income	$46,574	$47,591	$28,423
Adjustments to reconcile net earnings to net cash provided by operating activities:
Undistributed earnings of subsidiary (greater than) less than dividends received	(23,682)	9,167	(16,150)
Share-based compensation expense	3,791	3,889	3,595
Other, net	6,622	(2,771)	(2,059)

Net cash provided by operating activities	33,305	57,876	13,809

Cash flows from investing activities:
Cash consideration paid, net of cash received for bank acquisitions	(34,171)	(3,685)	(25,884)
Purchase of investment securities available-for-sale	—	—	(11,758)
Other	(39)	—	—

Net cash used in investing activities	(34,210)	(3,685)	(37,642)

Cash flows from financing activities:
Issuance of common stock	1	200	547
Repurchase of common stock	—	(5,128)	—
Restricted stock activity	(1,312)	(116)	(27)
Dividends paid	(21,814)	(20,681)	(11,631)

Net cash used in financing activities	(23,125)	(25,725)	(11,111)

Net (decrease) increase in cash and cash equivalents	(24,030)	28,466	(34,944)
Cash and cash equivalents, beginning	79,129	50,663	85,607

Cash and cash equivalents, ending	$55,099	$79,129	$50,663